Exhibit 10.3

© FORESCOUT TECHNOLOGIES, INC. - All Rights Reserved 2017 EQUITY INCENTIVE PLAN (Adopted on February 8, 2017 and effective as of one business day immediately prior to the Registration Date)

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1.	PURPOSES OF THE PLAN.
The purposes of this Plan are to attract and retain personnel for positions with the Company Group, to provide additional incentive to Employees, Directors, and Consultants (collectively, “Service Providers”), and to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options to Employees and the grant of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Award, Restricted Stock Units, Performance Shares, Performance Stock Units, and Performance Awards to any Service Provider.

2.	SHARES SUBJECT TO THE PLAN.

(a)	Allocation of Shares to Plan.
The maximum aggregate number of Shares that may be issued under the Plan is:
(i)3,800,000 Shares, plus
(ii)a number of Shares equal to the number of Shares subject to outstanding awards granted under the Company’s 2000 Stock Option and Incentive Plan (the “Existing Plan”) that, after the date the Existing Plan is terminated, are cancelled, expire or otherwise terminate without having been exercised in full, and a number of Shares equal to the number of Shares issued under awards granted under the Existing Plan that, after the date the Existing Plan is terminated, are forfeited to the Company, tendered to or withheld by the Company for payment of an exercise price or for tax withholding, or repurchased by the Company due to failure to vest, with the maximum number of Shares that may be added to the Plan under this Section 2(a)(ii) being equal to 12,500,000 Shares, plus
(iii)any additional Shares that become available for issuance under the Plan under Sections 2(b) and 2(c).
The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company.

(b)	Automatic Share Reserve Increase.
The number of Shares available for issuance under the Plan will be increased automatically (and if the Administrator has not made a determination pursuant to clause (iii) below by the date specified therein, then such clause (iii) automatically will be disregarded with respect to such Fiscal Year), on the earlier of (x) the last day of the first fiscal quarter of the Company of, or (y) the date immediately following the date of the first regularly scheduled meeting of the Compensation Committee of the Board of Directors that occurs during, each Fiscal Year beginning with the 2018 Fiscal Year, in an amount equal to the least of:
(i)3,800,000 Shares,
(ii)5% of the total number of shares of Common Stock outstanding on the last day of the immediately preceding Fiscal Year, and
(iii)a lower number of Shares determined by the Administrator, provided that such determination under this clause (iii) will be made no later than the earlier of (x) the last day of the first fiscal quarter of the Company of, or (y) the date that the first regularly scheduled meeting of the Compensation Committee of the Board of Directors occurs during, the Fiscal Year in which such increase occurs.
(c)Lapsed Grants.
(i)Options and Stock Appreciation Rights. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is surrendered under an Exchange Program, the unissued Shares subject to the Option or Stock Appreciation Right will become available for future issuance under the Plan.

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(ii)Stock Appreciation Rights. Only Shares actually issued pursuant to a Stock Appreciation Right (i.e., the net Shares issued) will cease to be available under the Plan; all remaining Shares originally subject to the Stock Appreciation Right will remain available for future issuance under the Plan.
(iii)Full-Value Grants. Shares issued pursuant to Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Stock Units or stock-settled Performance Awards that are reacquired by the Company due to failure to vest or are forfeited to the Company will become available for future issuance under the Plan.
(iv)Withheld Shares. Shares used to pay the Exercise Price of a Grant or to satisfy tax withholding obligations related to a Grant will become available for future issuance under the Plan.
(v)Cash-Settled Grants. If any portion of a Grant under the Plan is paid to a Participant in cash rather than Shares, that cash payment will not reduce the number of Shares available for issuance under the Plan.
(d)Incentive Stock Options. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 200% of the aggregate Share number stated in Section 2(a) plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under the Plan under Sections 2(b) and 2(c).
(e)Adjustment. The numbers provided in Sections 2(a), 2(b), and 2(d) will be adjusted as a result of changes in capitalization and any other adjustments under Section 13.
(f)Substitute Grants. If the Committee awards Grants in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or consolidated with the Company, the award of those substitute Grants will not decrease the number of Shares available for issuance under the Plan.
3.ADMINISTRATION OF THE PLAN.
(a)Procedure.
(i)General. The Plan will be administered by the Board or a Committee (the “Administrator”). Different Administrators may administer the Plan with respect to different groups of Service Providers. The Board may retain the authority to concurrently administer the Plan with a Committee and may revoke the delegation of some or all authority previously delegated.
(ii)Further Delegation. To the extent permitted by Applicable Laws, the Board or a Committee may delegate to one or more officers the authority to award Grants to Employees of the Company or any of its Subsidiaries who are not officers, provided that the delegation must specify any limitations on the authority required by Applicable Laws, including the total number of Shares that may be subject to the Grants awarded by such officer(s). Such delegation may be revoked at any time by the Board or Committee. Any such Grants will be awarded on the form of Grant Agreement most recently approved for use by the Board or a Committee consisting solely of Directors, unless the resolutions delegating the authority permit the officer(s) to use a different form of Grant Agreement approved by the Board or a Committee consisting solely of Directors.
(iii)Section 162(m). Unless a Grant is awarded and administered solely by a Committee of two or more “outside directors” within the meaning of Code Section 162(m), it will not qualify as “performance-based compensation” within the meaning of Code Section 162(m).
(b)Powers of the Administrator. Subject to the terms of the Plan, any limitations on delegations specified by the Board, and any requirements imposed by Applicable Laws, the Administrator will have the authority, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable to administer the Plan including:
(i)to determine the Fair Market Value;

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(ii)to approve forms of Grant Agreements for use under the Plan (provided that all forms of Grant Agreement must be approved by the Board or the Committee of Directors acting as the Administrator);
(iii)to select the Service Providers to whom Grants may be awarded and award Grants to such Service Providers;
(iv)to determine the number of Shares to be covered by each Grant awarded;
(v)to determine the terms and conditions, consistent with the Plan, of any Grant awarded. Such terms and conditions may include, but are not limited to, the Exercise Price, the time(s) when Grants may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Grant or the Shares relating to a Grant;
(vi)to institute and determine the terms and conditions of an Exchange Program;
(vii)to interpret the Plan and make any decisions necessary to administer the Plan;
(viii)to establish, amend and rescind rules relating to the Plan, including rules relating to sub-plans and appendices established to satisfy laws of jurisdictions other than the United States or to qualify Grants for favorable or different tax treatment under laws of jurisdictions other than the United States;
(ix)to interpret, modify or amend each Grant (subject to Section 18), including extending the Expiration Date and the post-termination exercisability period of such modified or amended Grants;
(x)to allow Participants to satisfy tax withholding obligations in any manner permitted by Section 15;
(xi)to delegate ministerial duties to any of the Company’s employees;
(xii)to authorize any person to take any steps and execute, on behalf of the Company, any documents required for a Grant previously awarded by the Administrator to be effective; and
(xiii)to allow Participants to defer the receipt of the payment of cash or the delivery of Shares otherwise due to any such Participants under a Grant.
(c)Termination of Status.
(i)Unless a Participant is on a leave of absence approved by the Company as set forth in Section 11, the Participant’s status as a Service Provider, for purposes of the Plan and any Grants awarded to him or her under the Plan, will end immediately before midnight U.S. Pacific Time between (x) the date on which the Participant last actively provides continuous services for a member of the Company Group and (y) the immediately following date (such time of termination, the “Termination of Status Date”). The Administrator has the sole discretion to determine the date on which a Participant stops actively providing services and whether a Participant may still be considered to be providing services while on a leave of absence and the Administrator may delegate this decision, other than with respect to Officers, to the Company’s senior human resources officer.
(ii)This termination of status as a Service Provider will occur regardless of the reason for such termination even if the termination is later found to be invalid, in breach of employment laws in the jurisdiction where the Participant is providing services, or in violation of the terms of Participant’s employment or service agreement, if any such agreement exists.
(iii)Unless otherwise expressly provided in a Grant Agreement or otherwise determined by the Administrator, a Participant’s right to vest in any Grant under the Plan will cease as of the Termination of Status Date and will not be extended by any notice period, whether arising under contract, statute or common law, including any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is providing services.
(d)Grant Date. The grant date of a Grant (“Grant Date”) will be the date that the Administrator makes the determination awarding such Grant or may be a later date if such later date is designated by the Administrator on the

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date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.
(e)Waiver. The Administrator may waive any terms, conditions or restrictions.
(f)Fractional Shares. Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Grants will be cancelled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested.
(g)Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company or another member of the Company Group) all documents relating to the Plan or any Grant and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).
(h)Choice of Law; Choice of Forum. The Plan, all Grants and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of a Grant is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
(i)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Grants.

4.	STOCK OPTIONS.
(a)Stock Option Grant Agreement. Each Option will be evidenced by a Grant Agreement that will specify the number of Shares subject to the Option, its per share exercise price (“Exercise Price”), its Expiration Date, and such other terms and conditions as the Administrator determines. Each Option will be designated in the Grant Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. An Option not designated as an Incentive Stock Option is a Nonstatutory Stock Option.
(b)Exercise Price. The Exercise Price for the Shares to be issued upon exercise of an Option will be determined by the Administrator.
(c)Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option and those form(s) of consideration will be described in the Grant Agreement. The consideration may consist of any one or more or combination of the following, to the extent permitted by Applicable Laws:
(i)cash;
(ii)check or wire transfer;
(iii)promissory note;
(iv)other Shares that have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option will be exercised. To the extent not prohibited by the Administrator, this shall include the ability to tender Shares to exercise the Option and then use the Shares received on exercise to exercise the Option with respect to additional Shares;
(v)consideration received by the Company under a cashless exercise arrangement (whether through a broker or otherwise) implemented by the Company for the exercise of Options that has been approved by the Board or a Committee of Directors;

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(vi)consideration received by the Company under a net exercise program under which Shares are withheld from otherwise deliverable Shares that has been approved by the Board or a Committee of Directors; and
(vii)any other consideration or method of payment to issue Shares (provided that other forms of considerations may only be approved by the Board or a Committee of Directors).
(d)Incentive Stock Option Limitations.
(i)The Exercise Price of an Incentive Stock Option may not be less than 100% of the Fair Market Value on the Grant Date.
(ii)To the extent that the aggregate fair market value of the shares with respect to which incentive stock options under Code Section 422(b) are exercisable for the first time by a Participant during any calendar year (under all plans and agreements of the Company Group) exceeds $100,000, the incentive stock options whose value exceeds $100,000 will be treated as nonstatutory stock options. Incentive stock options will be considered in the order in which they were granted. For this purpose the fair market value of the shares subject to an option will be determined as of the grant date of each option.
(iii)The Expiration Date of an Incentive Stock Option will be the day prior to the 10th anniversary of the Grant Date or any earlier date provided in the Grant Agreement, subject to clause (iv) below.
(iv)The following rules apply to Incentive Stock Options granted to Participants who own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company:
(1)the Expiration Date of the Incentive Stock Option may not be after the day prior to the 5th anniversary of the Grant Date; and
(2)the Exercise Price may not be less than 110% of the Fair Market Value on the Grant Date.
If an Option is designated in the Administrator action that granted it as an Incentive Stock Option but the terms of the Option do not comply with Sections 4(d)(iv)(1) and 4(d)(iv)(2), then the Option will not qualify as an Incentive Stock Option. All Options granted under the Plan are Nonstatutory Stock Options unless specifically designated as Incentive Stock Options in the Grant Agreement pursuant to which such Options are granted.
(e)Exercise of Option. An Option is exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, despite the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. An Option may not be exercised for a fraction of a Share. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan (except as provided in Section 2(c)) and for purchase under the Option, by the number of Shares as to which the Option is exercised.
(f)Expiration of Options. Subject to Section 4(d), an Option’s Expiration Date will be set forth in the Grant Agreement. An Option may expire before its expiration date under the Plan (including pursuant to Sections 3(c), 13(b), 14 or 16(b)) or under the Grant Agreement.
(g)Tolling of Expiration. If exercising an Option prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Option will remain exercisable until 30 days after the first date on which exercise no longer would be prevented by such provisions. If this would result in the Option remaining exercisable past its Expiration Date, then unless earlier

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terminated pursuant to Section 14, the Option will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 19(a) and (y) its Expiration Date.

5.	RESTRICTED STOCK AWARDS.
(a)Restricted Stock Award Grant Agreement. Each Restricted Stock Award will be evidenced by a Grant Agreement that will specify the Period of Restriction (if any), the number of Shares awarded, and such other terms and conditions as the Administrator determines. Unless the Administrator determines otherwise, Shares subject to a Restricted Stock Award will be held in escrow until the end of the Period of Restriction applicable to such Shares. All grants of Restricted Stock Awards and interpretative decisions about Restricted Stock Awards may be made only by the Administrator.
(b)Restrictions:
(i)Except as provided in this Section 5 or the Grant Agreement, Shares subject to a Restricted Stock Award may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the Period of Restriction applicable to such Shares.
(ii)During the Period of Restriction, Service Providers holding Shares subject to a Restricted Stock Award may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(iii)During the Period of Restriction, Service Providers holding Shares subject to a Restricted Stock Award will not be entitled to receive dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If the Administrator provides that dividends and distributions will be received and any such dividends or distributions are paid in cash they will be subject to the same provisions regarding forfeitability as the Shares subject to the Restricted Stock Award with respect to which they were paid and if such dividend or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares subject to the Restricted Stock Award with respect to which they were paid and, unless the Administrator determines otherwise, the Company will hold such dividends until the restrictions on the Shares subject to the Restricted Stock Award with respect to which they were paid have lapsed.
(iv)Except as otherwise provided in this Section 5 or a Grant Agreement, Shares subject to a Restricted Stock Award granted under the Plan will be released from escrow when practicable after the last day of the applicable Period of Restriction.
(v)The Administrator may impose, prior to grant, or remove any restrictions on Shares subject to a Restricted Stock Award.

6.	RESTRICTED STOCK UNITS.
(a)Restricted Stock Unit Grant Agreement. Each Grant of Restricted Stock Units will be evidenced by a Grant Agreement that will specify the terms, conditions, and restrictions related thereto, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service) or any other basis determined by the Administrator in its sole discretion.
(c)Earning Restricted Stock Units. Upon meeting any applicable vesting criteria, the Participant will have earned the Restricted Stock Units and will be paid as determined in Section 6(d). The Administrator may reduce or waive any criteria that must be met to earn the Restricted Stock Units.

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(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) set forth in the Grant Agreement and determined by the Administrator. Unless otherwise provided in the Grant Agreement, the Administrator may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

7.	STOCK APPRECIATION RIGHTS.
(a)Stock Appreciation Right Grant Agreement. Each Stock Appreciation Right Grant will be evidenced by a Grant Agreement that will specify the Exercise Price, its Expiration Date, the conditions of exercise, and such other terms and conditions as the Administrator determines.
(b)Payment of Stock Appreciation Right Amount. When a Participant exercises a Stock Appreciation Right, he or she will be entitled to receive a payment from the Company equal to:
(i)the excess, if any, between the fair market value on the date of exercise over the Exercise Price multiplied by
(ii)the number of Shares with respect to which the Stock Appreciation Right is exercised.
Payment upon Stock Appreciation Right exercise may be made in cash, in Shares (which, on the date of exercise, have an aggregate Fair Market Value equal to the amount of payment to be made under the Grant), or any combination of cash and Shares, with the determination of form of payment made by the Administrator. Shares issued upon exercise of a Stock Appreciation Right will be issued in the name of the Participant. Until Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right, despite the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Stock Appreciation Right is exercised. A Stock Appreciation Right may not be exercised for a fraction of a Share. Exercising a Stock Appreciation Right in any manner will decrease (x) the number of Shares thereafter available under the Stock Appreciation Right by the number of Shares as to which the Stock Appreciation Right is exercised and (y) the number of Shares thereafter available under the Plan by the number of Shares issued upon such exercise.
(c)Expiration of Stock Appreciation Rights. A Stock Appreciation Right’s Expiration Date will be set forth in the Grant Agreement. A Stock Appreciation Right may expire before its expiration date under Sections 14 or 16(b) or under the Grant Agreement
(d)Tolling of Expiration. If exercising a Stock Appreciation Right prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Stock Appreciation Right will remain exercisable until 30 days after the first date on which exercise would no longer be prevented by such provisions. If this would result in the Stock Appreciation Right remaining exercisable past its Expiration Date, then it will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 19(a) and (y) its Expiration Date.

8.	PERFORMANCE STOCK UNITS AND PERFORMANCE SHARES.
(a)Grant Agreement. Each Grant of Performance Stock Units/Shares will be evidenced by a Grant Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”) and other material terms of the Grant. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator.
(b)Value of Performance Stock Units/Shares. Each Performance Stock Unit will have an initial value established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value on the Grant Date.

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(c)Performance Objectives and Other Terms. The Administrator will set any performance objectives or other vesting provisions (that may include continued employment or service). These objectives or vesting provisions may determine the number or value of Performance Stock Units/Shares paid out.
(d)Earning of Performance Stock Units/Shares. After an applicable Performance Period has ended, the holder of Performance Stock Units/Shares will be entitled to receive a payout of the number of Performance Stock Units/Shares earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Stock Unit/Share.
(e)Payment of Performance Stock Units/Shares. Payment of earned Performance Stock Units/Shares will be made at the time(s) specified in the Grant Agreement. Payment with respect to earned Performance Stock Units/Shares may be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator.

9.	PERFORMANCE AWARDS.
(a)Performance Award Grant Agreement. Each Performance Award will be evidenced by a Grant Agreement that will specify the Performance Period and the material terms of the Grant. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator.
(b)Value of Performance Awards. Each Performance Award’s threshold, target, and maximum payout values will be established by the Administrator on or before the Grant Date.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (that may include continued employment or service). These objectives or vesting provisions will determine the value of the payout for the Performance Awards.
(d)Earning of Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Award.
(e)Payment of Performance Awards. Payment of earned Performance Awards will be made at the time(s) specified in the Grant Agreement. Payment with respect to earned Performance Awards will be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator at the time of payment.

10.	OUTSIDE DIRECTOR LIMITATIONS.
No Outside Director may be paid, issued or granted, in any Fiscal Year, cash compensation and Grants with an aggregate value (determined under U.S. generally accepted accounting principles with respect to Grants) greater than $750,000, except that such limit will be increased to $1,500,000 in the Fiscal Year of his or her initial service as an Outside Director. Any cash compensation paid or Grants awarded to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purpose of this limitation.

11.	LEAVES OF ABSENCE/TRANSFER BETWEEN LOCATIONS/CHANGE OF STATUS.
(a)General. Unless otherwise provided by the Administrator, a Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii)  any transfer between locations of the Company or members of the Company Group.
(b)Vesting. Unless a leave policy approved by the Administrator provides otherwise or otherwise required by Applicable Law, vesting of Grants awarded under the Plan will continue only for Participants on an approved leave of absence.

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(c)Incentive Stock Option Status. If a Participant’s leave of absence approved by the Company exceeds three months and reemployment upon expiration of such leave is not guaranteed by statute or contract, then three months following the first day of such leave the Participant no longer will be an employee for incentive stock option purposes. If reemployment upon expiration of such leave of absence is not guaranteed by statute or contract, then six months following the first day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
(d)Protected Leaves.
(i)Any leave of absence by a Participant will be subject to any Applicable Laws that apply to such leave of absence.
(ii)For a Participant on a military leave, if required by Applicable Laws, vesting will continue for the longest period that vesting continues under any other statutory or Company-approved leave of absence. When a Participant returns from military leave (under conditions that would entitle him or her to such protection under the Uniformed Services Employment and Reemployment Rights Act), the Participant will be given vesting credit to the same extent as if the Participant had continued to provide services to the Company or other member of the Company Group, as applicable, through the military leave.
(e)Changes in Status. If a Participant who is an Employee has a reduction in hours worked, the Administrator may unilaterally:
(i)make a corresponding reduction in the number of Shares or cash amount subject to any portion of a Grant that is scheduled to vest or become payable after the date of such reduction in hours; and
(ii)in lieu of or in combination with such a reduction, make a corresponding adjustment to extend the vesting or payment schedule applicable to such Grant.
If any such reduction occurs, the Participant will have no right to any portion of the Grant that is reduced.
(f)Determinations. The effect of a Company-approved leave of absence, a transfer, or a Participant’s reduction in hours of employment or service on the vesting of a Grant shall be determined, under policies reviewed by the Administrator, by the Company’s senior human resources officer or other person performing that function or, with respect to Directors or Officers by the Compensation Committee of the Board, and any such determination will be final and binding to the maximum extent permitted by Applicable Laws.

12.	Transferability of Grants.
(a)General Rule. Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, a Grant may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes a Grant transferable, the Grant will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of a Grant will be void.
(b)Domestic Relations Orders. If approved by the Administrator, a Grant may be transferred under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421‑1(b)(2). An Incentive Stock Option may be converted into a Nonstatutory Stock Option as a result of such transfer.
(c)Limited Transfers for the Benefit of Family Members. The Administrator may permit a Grant or Share issued under this Plan to be assigned or transferred subject to the applicable limitations, set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act, if applicable, and any other Applicable Laws.
(d)Permitted Transferees. Any individual or entity to whom a Grant is transferred will be subject to all of the terms and conditions applicable to the Participant who transferred the Grant, including the terms and conditions in this

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Plan and the Grant Agreement. If a Grant is unvested then the service of the Participant will continue to determine whether the Grant will vest and any Expiration Date.

13.	ADJUSTMENTS; DISSOLUTION OR LIQUIDATION.
(a)Adjustments. If any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the Shares occurs (including, without limitation, a Change in Control), the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Grant, and the numerical Share limits in Section 2 in such a manner as it deems equitable. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of shares or other securities of the Company will not be treated as an event that will require adjustment.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant at such time prior to the effective date of such proposed transaction as the Administrator determines. To the extent it has not been previously exercised, a Grant will terminate immediately prior to the consummation of such proposed action.

14.	CHANGE IN CONTROL.
(a)Administrator Discretion. If a Change in Control or a merger of the Company with or into another corporation or other entity occurs (each, a “Transaction”), each outstanding Grant will be treated as the Administrator determines, including, without limitation, that such Grant be continued by the successor corporation or a Parent or Subsidiary of the successor corporation or that the vesting of any such Awards may accelerate automatically upon consummation of a Transaction.
(b)Identical Treatment Not Required. The Administrator need not take the same action or actions with respect to all Grants or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of a Grant. The Administrator will not be required to treat all Grants similarly in the Transaction.
(c)Continuation. A Grant will be considered continued if, following the Change in Control or merger:
(i)the Grant confers the right to purchase or receive, for each Share subject to the Grant immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration received by the holders of a majority of the outstanding Shares); provided that if the consideration received in the Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercising an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Stock Unit, Performance Share or Performance Award, for each Share subject to such Grant, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction; or
(ii)the Grant is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Grant or realization of the Participant’s rights as of the date of the occurrence of the Transaction. Any such cash or property may be subjected to any escrow applicable to holders of Common Stock in the Change of Control. If as of the date of the occurrence of the Transaction the Administrator determines that no amount would have been attained upon the exercise of such Grant or realization of the Participant’s

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rights, then such Grant may be terminated by the Company without payment. The amount of cash or property can be subjected to vesting and paid to the Participant over the original vesting schedule of the Grant.
(iii)Notwithstanding anything in this Section 14(c) to the contrary, a Grant that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Transaction corporate structure will not invalidate an otherwise valid Grant assumption.
(d)The Administrator will have authority to modify Grants in connection with a Change in Control or merger:
(i)in a manner that causes the Grants to lose their tax-preferred status,
(ii)to terminate any right a Participant has to exercise an Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), so that following the closing of the Transaction the Option may be exercised only to the extent it is vested;
(iii)to reduce the Exercise Price subject to the Grant in a manner that is disproportionate to the increase in the number of Shares subject to the Grant, as long as the amount that would be received upon exercise of the Grant immediately before and immediately following the closing of the Transaction is equivalent and the adjustment complies with U.S. Treasury Regulation Section 1.409A-1(b)(v)(D); and
(iv)to suspend a Participant’s right to exercise an Option during a limited period of time preceding and or following the closing of the Transaction without Participant consent if such suspension is administratively necessary or advisable to permit the closing of the Transaction.
(e)Non-Continuation. If the successor corporation does not continue a Grant (or some portion of such Grant), the Participant will fully vest in (and have the right to exercise) 100% of the then-unvested Shares subject to his or her outstanding Options and Stock Appreciation Rights, all restrictions on 100% of the Participant’s outstanding Restricted Stock Award and Restricted Stock Units will lapse, and, regarding 100% of Participant’s outstanding Grants with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met. In no event will vesting of an Award accelerate as to more than 100% of the Award. If Options or Stock Appreciation Rights are not continued when a Change in Control or a merger of the Company with or into another corporation or other entity occurs, the Administrator will notify the Participant in writing or electronically that the Participant’s vested Options or Stock Appreciation Rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the Administrator in its sole discretion and all of the Participant’s Options or Stock Appreciation Rights will terminate upon the expiration of such period (whether vested or unvested).
(f)Outside Director Grants. With respect to Grants awarded to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise outstanding Options and/or Stock Appreciation Rights as to all of the Shares underlying such Grant, including those Shares which otherwise would not be vested or exercisable, all restrictions on other outstanding Grants will lapse, and, with respect to Grants with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

15.	TAX MATTERS.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash under a Grant (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax Obligations with respect to such Grant or Shares subject to an Award (including without limitation upon exercise of an Award).

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(b)Withholding Arrangements. The Administrator, in its sole discretion and under such procedures as it may specify from time to time, may permit or may require a Participant to satisfy such Tax Obligations, in whole or in part by (without limitation) having the Participant (i)  pay cash, (ii) elect to have the Company withhold otherwise deliverable cash (including cash from the sale of Shares issued to the Participant) or Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount if such greater amount would not result in unfavorable financial accounting treatment, (iii) deliver to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount if such greater amount would not result in unfavorable financial accounting treatment, or (iv) engage in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan. The fair market value of the Shares to be withheld or delivered will be determined as of the date the taxes must be withheld.
(c)Compliance With Code Section 409A. Except as otherwise determined by the Administrator, it is intended that Grants will be designed and operated so that they either are exempt from the application of Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B), so that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, and the Plan and each Grant Agreement will be interpreted consistent with this intent. This Section 15(c) is not a guarantee to any Participant of the consequences of his or her Grants. In no event will the Company or any other member of the Company Group reimburse a Participant for any tax imposed or other costs incurred as a result of Code Section 409A.

16.	OTHER TERMS.
(a)No Effect on Employment or Service. Neither the Plan nor any Grant will confer upon a Participant any right regarding continuing the Participant’s relationship as a Service Provider, with the Company or member of the Company Group, nor will they interfere with the Participant’s right, or the Participant’s employer’s right, to terminate such relationship with or without cause, to the extent permitted by Applicable Laws.
(b)Forfeiture Events.
(i)All Grants awarded under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in a Grant Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 16(b) is specifically mentioned and waived in a Grant Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a member of the Company Group.
(ii)The Administrator may specify in a Grant Agreement that the Participant’s rights, payments, and benefits with respect to a Grant will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of a Grant. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such Participant’s Termination Status Date, that would constitute cause for termination of such Participant’s status as a Service Provider.
(iii)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under securities laws, any Participant who (x) knowingly or through gross negligence engaged in the misconduct or who knowingly or through gross negligence failed to prevent the misconduct or (y) is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, must reimburse the Company the amount of any payment in settlement of a Grant earned or accrued during the 12-month period following the first public issuance or filing with the United

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States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.
(c)Plan Governs. In the event between the terms and conditions of the Plan and the terms and conditions of any Grant Agreement, the terms and conditions of the Plan will prevail.

17.	TERM OF PLAN.
Subject to Section 20, the Plan will become effective upon the business day immediately prior to the Registration Date. It will continue in effect until terminated under Section 18, but no Incentive Stock Options may be awarded after 10 years from the date the Plan is adopted by the Board and Section 2(b) will operate only until the 10th anniversary of the date the Plan is adopted by the Board.

18.	AMENDMENT AND TERMINATION OF THE PLAN.
(a)Amendment and Termination. The Board or Compensation Committee of the Board may amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.
(c)Consent of Participants Generally Required. Subject to Section 18(d) below, no amendment, alteration, suspension or termination of the Plan or a Grant under it will materially impair the rights of any Participant without a signed, written agreement between the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Grants awarded under the Plan prior to such termination.
(d)Exceptions to Consent Requirement.
(i)A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights; and
(ii)Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Grants without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done:
(1)in a manner specified by the Plan,
(2)to maintain the qualified status of the Grant as an Incentive Stock Option under Code Section 422,
(3)to change the terms of an Incentive Stock Option, if such change results in impairment of the Grant only because it impairs the qualified status of the Grant as an Incentive Stock Option under Code Section 422,
(4)to clarify the manner of exemption from Code Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B), or
(5)to comply with other Applicable Laws.

19.	CONDITIONS UPON ISSUANCE OF SHARES.
(a)Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise thereof, unless the issuance and delivery of such Shares and exercise of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws will relieve the Company

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of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Grants with or without consideration in such a situation.
(b)Investment Representations. As a condition to the exercise of a Grant, the Company may require the person exercising such Grant to represent and warrant during any such exercise that the Shares are being purchased only for investment and with no present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
(c)Failure to Accept Grant. If a Participant has not accepted a Grant or has not taken all administrative and other steps (e.g. setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting, exercise, or settlement of the Grant prior to the first date the Shares subject to such Grant are scheduled to vest, then the Grant will be cancelled on such date and the Shares subject to such Grant immediately will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.

20.	STOCKHOLDER APPROVAL.
The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

21.	DEFINITIONS.
The following definitions are used in this Plan:
(a)“Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to a Grant or Grants, the tax, securities, exchange control, and other laws of any jurisdictions other than the United States where Grants are, or will be, awarded under the Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(b) “Board” means the Board of Directors of the Company.
(c)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, that for this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this Section 21(c)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)A change in the effective control of the Company which occurs on the date a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the appointment or election. For this Section 21(c)(ii), if any Person is in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, that for this Section 21(c)(iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:
(1)a transfer to an entity controlled by the Company’s stockholders immediately after the transfer, or
(2)a transfer of assets by the Company to:
(A)a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the

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Company’s stock,
(B)an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,
(C)a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or
(D)an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsections 21(c)(iii)(2)(A) to 21(c)(iii)(2)(C).
For this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For this definition, persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
A transaction will not be a Change in Control:
(iv)unless the transaction qualifies as a change in control event within the meaning of Code Section 409A; or
(v)if its sole purpose is to (1) change the state of the Company’s incorporation, or (2) create a holding company owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(d)“Code” means the U.S. Internal Revenue Code of 1986. Reference to a section of the Code or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(e)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board.
(f)“Common Stock” means the common stock of the Company.
(g)“Company” means ForeScout Technologies, Inc., a Delaware corporation, or any of its successors.
(h)“Company Group” means the Company, any Parent or Subsidiary of the Company, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the Company.
(i)“Consultant” means any natural person engaged by a member of the Company Group to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 under the Securities Act is permitted.
(j)“Director” means a member of the Board.
(k)“Employee” means any person, including Officers and Directors, employed by the Company or any member of the Company Group. However, with respect to Incentive Stock Options, an Employee must be employed by the Company or any Parent or Subsidiary of the Company. Notwithstanding, Options awarded to individuals not providing services to the Company or a Subsidiary of the Company should be carefully structured to comply with the payment timing rule of Code Section 409A. Neither service as a Director nor payment of a director’s fee by the Company will constitute “employment” by the Company.
(l)“Exchange Act” means the U.S. Securities Exchange Act of 1934.

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(m)“Exchange Program” means a program under which (i) outstanding Grants are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower Exercise Prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Grants to a financial institution or other person or entity selected by the Administrator, and/or (iii) the Exercise Price of an outstanding Grant is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(n)“Expiration Date” means the last possible day on which an Option or Stock Appreciation Right may be exercised. Any exercise must be completed before midnight U.S. Pacific Time between the Expiration Date and the following date.
(o)“Fair Market Value” means, as of any date, the value of a Share, determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, the Fair Market Value will be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such source as the Administrator determines to be reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date on the last Trading Day such bids and asks were reported), as reported by such source as the Administrator determines to be reliable;
(iii)For any Grants awarded on the Registration Date, the Fair Market Value will be the initial price to the public set forth in the final prospectus included within the registration statement in Form S-1 filed with the U.S. Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or
(iv)Absent an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined under subsections (i) or (ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the Exercise Price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently in the jurisdiction for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(p)“Fiscal Year” means a fiscal year of the Company.
(q)“Grant” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock Award, Restricted Stock Units, Performance Stock Units, Performance Shares, or Performance Awards.
(r)“Grant Agreement” means the written or electronic agreement setting forth the terms applicable to a Grant awarded under the Plan. The Grant Agreement is subject to the terms of the Plan.
(s) “Incentive Stock Option” means an Option that is intended to qualify and does qualify as an incentive stock option within the meaning of Code Section 422.
(t)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

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(u)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(v)“Option” means a stock option to acquire Shares awarded under Section 4.
(w)“Outside Director” means a Director who is not an Employee.
(x)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
(y)“Participant” means the holder of an outstanding Grant.
(z)“Performance Awards” means a Grant which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which will be settled for cash, Shares or other securities or a combination of the foregoing under Section 9.
(aa)“Performance Share” means a Grant denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine under Section 8.
(bb)    “Performance Stock Units” means a Grant which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing under Section 8.
(cc)    “Performance Stock Units/Shares” means Performance Stock Units or Performance Shares, as applicable.
(dd)    “Period of Restriction” means the period during which the transfer of Shares subject to a Restricted Stock Award is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ee)    “Plan” means this 2017 Equity Incentive Plan.
(ff)    “Registration Date” means the effective date of the first registration statement filed by the Company and declared effective under Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.
(gg)    “Restricted Stock Award” means Shares issued under a Grant awarded under Section 5 or issued as a result of the early exercise of an Option.
(hh)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value, awarded under Section 6. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(ii)    “Securities Act” means U.S. Securities Act of 1933.
(jj)    “Service Provider” means an Employee, Director or Consultant.
(kk)    “Share” means a share of Common Stock.
(ll)    “Stock” Appreciation Right” means a Grant awarded (alone or in connection with an Option) under Section 7.
(mm)    “Subsidiary” means a “subsidiary corporation” as defined in Code Section 424(f)
(nn)    “Tax Obligations” means tax, social insurance and social security liability or premium obligations in connection with the Grants, including, without limitation, (i) all federal, state, and local income, employment and any other taxes (including the Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company Group, (ii) the Participant’s and, to the extent required by the Company Group, the Company Group’s fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of a Grant or sale of Shares issued under the Grant, and (iii) any other taxes or social insurance or social security liabilities,

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premium or payment on account obligation the responsibility for which the Participant has, or has agreed to bear, with respect to such Grant or the Shares subject to a Grant including without limitation upon exercise of an Award.
(oo)    “Trading Day” means a day on which the primary stock exchange or national market system on which the Common Stock trades is open for trading.
*     *     *

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FORESCOUT TECHNOLOGIES, INC.
2017 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK AWARD GRANT AND RESTRICTED STOCK AWARD GRANT AGREEMENT
Capitalized terms that are not defined in this Notice of Restricted Stock Award Grant and Restricted Stock Award Grant Agreement (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Award Grant, or any of the exhibits to these documents (all together, the “Agreement”) have the meanings given to them in the ForeScout Technologies, Inc. 2017 Equity Incentive Plan (the “Plan”).
The Participant has been granted this Restricted Stock Award according to the terms below and subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant

Grant Number

Grant Date

Vesting Start Date

Number of Shares Granted

Vesting Schedule:
Unless the vesting is accelerated, the Shares subject to this Restricted Stock Award will vest on the following schedule:
[Insert Vesting Schedule]
If the Participant ceases to be a Service Provider for any or no reason before he or she fully vests in this Restricted Stock Award, the unvested Shares subject to this Restricted Stock Award will terminate according to the terms of Section 5 of this Agreement.
The Participant’s signature below indicates that:

(i)	He or she agrees that this Restricted Stock Award is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.

(ii)
He or she understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the Plan or his or her acquisition or sale of Shares.

(iii)
He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisers prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal, and financial advisers before taking any action related to the Plan.

(iv)	He or she has read and agrees to each provision of Section 10 of this Agreement.

(v)	He or she will notify the Company of any change to the contact address below.
PARTICIPANT

Signature

Address:

EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD GRANT
1.Grant. The Company grants the Participant a Restricted Stock Award as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing the Shares subject to this Restricted Stock Award, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing the Shares subject to this Restricted Stock Award.
2.Escrow of Shares.
(a)Once the Participant signs this Agreement, all of the Shares subject to this Restricted Stock Award will be delivered to an escrow holder designated by the Company (the “Escrow Holder”) and will be held by the Escrow Holder until such Shares vest or the Participant ceases to be a Service Provider.
(b)The Escrow Holder is not liable for any act it does or does not do for purposes of holding the Shares subject to this Restricted Stock Award in escrow.
(c)The Escrow Holder will transfer any vested Shares subject to this Restricted Stock Award to the Participant at his or her request.
(d)The Participant has no right to receive cash dividends on any of the Shares subject to this Restricted Stock Award that are held in escrow but has all other rights of a stockholder for such Shares, including the right to vote.
(e)The Shares subject to this Restricted Stock Award will be subject to any adjustments made according to Section 13(a) of the Plan.
(f)The Company may instruct the transfer agent for the Common Stock to record the restrictions on transfer in this Agreement by placing a legend on the certificates representing the Shares subject to this Restricted Stock Award or otherwise noting its records.
3.Vesting. The Shares subject to this Restricted Stock Award will vest only under the Vesting Schedule in the Notice of Grant, Section 4 of this Agreement, or Section 14 of the Plan. The Shares subject to this Restricted Stock Award scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. The Administrator may modify the Vesting Schedule according to its authority under the Plan if the Participant takes a leave of absence or has a reduction in hours worked.
4.Administrator Discretion. The Administrator has the discretion to accelerate the vesting of any unvested Shares subject to this Restricted Stock Award at any time, subject to the terms of the Plan. In that case, those Shares will be vested as of the date and to the extent specified by the Administrator.
5.Forfeiture upon Termination of Status as a Service Provider. Upon the Participant’s termination as a Service Provider for any reason, the Shares subject to this Restricted Stock Award will immediately stop vesting, and on the 30th day following the Termination of Status Date (or any earlier date on or following the Termination of Status Date determined by the Administrator), any of the Shares subject to this Restricted Stock Award that have not yet vested will be forfeited by the Participant and automatically transferred by the Escrow Holder to the Company at no cost to the Company, subject to Applicable Laws. Notwithstanding

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the foregoing, unless the Administrator determines otherwise, if a Transaction occurs during the 30‑day period following the Termination of Status Date (the “30‑day Period”), any Shares subject to this Restricted Stock Award that have not yet vested that otherwise would remain outstanding during the 30‑day Period under this Section 5 instead will be forfeited by the Participant and automatically transferred by the Escrow Holder to the Company at no cost to the Company, subject to Applicable Laws, as of the date one day before the date on which the Transaction occurs. The Participant will not be refunded any price paid for such Shares and will have no further rights under this Agreement. The Participant appoints the Escrow Holder with full power of substitution (as the Participant’s true and lawful attorney in fact with irrevocable power and authority in the name and on behalf of the Participant) to take any action and execute all documents and instruments, including stock powers necessary to transfer the certificate(s) evidencing such unvested Shares to the Company upon such termination. The date of the Participant’s termination as a Service Provider is detailed in Section 3(c) of the Plan.
6.Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if he or she is then deceased, be made to the administrator or executor of his or her estate or, if the Administrator permits, his or her designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.
7.Tax Withholding.
(a)No Shares subject to this Restricted Stock Award may be released from escrow until the Participant makes satisfactory arrangements (as determined by the Administrator) for the payment of Tax Obligations, including those that result from the grant, vesting, or subsequent sale of Shares subject to this Restricted Stock Award or the receipt of any dividends. If the Participant is a non-U.S. employee, the method of payment of Tax Obligations may be restricted by any Appendix. If the Participant fails to make satisfactory arrangements for the payment of any Tax Obligations under this Agreement when any of the Shares subject to this Restricted Stock Award otherwise are supposed to vest or Tax Obligations related to the Shares subject to this Restricted Stock Award otherwise are due, he or she will permanently forfeit the applicable Shares subject to this Restricted Stock Award and such Shares will be returned to the Company at no cost to the Company.
(b)The Company has the right (but not the obligation) to satisfy any Tax Obligations by withholding from proceeds of a sale of any of the Shares subject to this Restricted Stock Award that have vested arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent).
(c)The Company also has the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to the Participant.
(d)Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company and/or any member of the Company Group for whom he or she is performing services (each, an “Employer”) or former Employer(s) may withhold or account for tax in more than one jurisdiction.
(e)Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax Obligations is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (1) make no representations or undertakings regarding

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the treatment of any Tax Obligations in connection with any aspect of the Shares subject to this Restricted Stock Award and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Shares subject to this Restricted Stock Award to reduce or eliminate his or her liability for Tax Obligations or achieve any particular tax result.
8.Forfeiture or Clawback. The Shares subject to this Restricted Stock Award (including any proceeds, gains or other economic benefit received by the Participant from their subsequent sale) will be subject to any compensation recovery or clawback policy implemented by the Company before the date of this Agreement and any other compensation recovery or clawback policy adopted to comply with the requirements of Applicable Laws.
9.Rights as Stockholder. The Participant’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until the Shares subject to this Restricted Stock Award have been issued and recorded on the records of the Company or its transfer agents or registrars.
10.Acknowledgements and Agreements. The Participant’s signature on the Notice of Grant accepting the Shares subject to this Restricted Stock Award indicates that:
(a)HE OR SHE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES SUBJECT TO THIS RESTRICTED STOCK AWARD IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND THAT BEING HIRED OR BEING GRANTED THE SHARES SUBJECT TO THIS RESTRICTED STOCK AWARD DO NOT RESULT IN VESTING.
(b)HE OR SHE FURTHER ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THIS RESTRICTED STOCK AWARD AND THIS AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL AND DOES NOT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE RIGHT OF THE EMPLOYER(S) TO TERMINATE HIS OR HER RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.
(c)The Participant agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that he or she is not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement.
(d)The Participant agrees that the Company’s delivery of any documents related to the Plan or the Shares subject to this Restricted Stock Award (including the Plan, the Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e‑mail address by telephone,

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postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents.
(e)The Participant may deliver any documents related to the Plan or the Shares subject to this Restricted Stock Award to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but he or she must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.
(f)The Participant accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Grants under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations.
(g)The Participant agrees that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.
(h)The Participant agrees that the grant of this Restricted Stock Award is voluntary and occasional and does not create any contractual or other right to receive future awards of restricted stock or benefits in lieu of restricted stock, even if restricted stock has been granted in the past.
(i)The Participant agrees that any decisions regarding future Grants will be in the Company’s sole discretion.
(j)The Participant agrees that he or she is voluntarily participating in the Plan.
(k)The Participant agrees that the Shares subject to this Restricted Stock Award are not intended to replace any pension rights or compensation.
(l)The Participant agrees that the Shares subject to this Restricted Stock Award and their income and value are not part of normal or expected compensation for any purpose, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments.
(m)The Participant agrees that the future value of the Shares subject to this Restricted Stock Award is unknown, indeterminable, and cannot be predicted with certainty.
(n)The Participant agrees that, for purposes of the Shares subject to this Restricted Stock Award, his or her engagement as a Service Provider is terminated as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator.
(o)The Participant agrees that any right to vest in the Shares subject to this Restricted Stock Award terminates as of the Termination of Status Date and will not be extended by any notice period (e.g., the period that he or she is a Service Provider would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws (including common law, if applicable) in the jurisdiction where he or she is a Service Provider or by his or her service agreement or employment agreement, if any, unless he or she is providing bona fide services during such time).

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(p)The Participant agrees that the Administrator has the exclusive discretion to determine when he or she is no longer actively providing services for purposes of the Shares subject to this Restricted Stock Award (including whether he or she is still considered to be providing services while on a leave of absence).
(q)The Participant agrees that no member of the Company Group is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Shares subject to this Restricted Stock Award or of any amounts due to him or her upon the sale of any of the Shares subject to this Restricted Stock Award.
(r)The Participant has read and agrees to the Data Privacy Provisions of Section 11 of this Agreement.
(s)The Participant agrees that he or she has no claim or entitlement to compensation or damages from any forfeiture of the Shares subject to this Restricted Stock Award resulting from the termination of his or her status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), and in consideration of the grant of the Shares subject to this Restricted Stock Award to which he or she is otherwise not entitled, he or she irrevocably agrees never to institute any claim against the Company or any member of the Company Group, waives his or her ability (if any) to bring any such claim, and releases the Company and all members of the Company Group from any such claim. If any such claim is nevertheless allowed by a court of competent jurisdiction, then the Participant’s participation in the Plan constitutes his or her irrevocable agreement to not pursue such claim and to execute any and all documents necessary to request dismissal or withdrawal of such claim.
11.Data Privacy.
(a)The Participant voluntarily consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Grant materials (“Data”) by and among, as applicable, the Employer(s), the Company and any member of the Company Group for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan.
(b)The Participant understands that the Company and the Employer(s) may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering, and managing the Plan.
(c)The Participant understands that Data will be transferred to one or more a stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than his or her country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain

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and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing his or her participation in the Plan.
(d)The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that if he or she resides in certain jurisdictions outside the United States, to the extent required by Applicable Laws, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting the Shares subject to this Restricted Stock Award, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a Service Provider with the Employer(s) will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her awards under the Plan or administer or maintain awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain the Shares subject to this Restricted Stock Award). The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.
12.Miscellaneous.
(a)Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at ForeScout Technologies, Inc., 900 East Hamilton Avenue, Suite 300, Campbell, CA 95008 until the Company designates another address in writing.
(b)Non-Transferability of Restricted Stock. The Shares subject to this Restricted Stock Award may not be transferred other than by will or the laws of descent or distribution.
(c)Binding Agreement. If any Shares subject to this Restricted Stock Award are transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.
(d)Additional Conditions to Issuance of Stock and Release from Escrow. If the Company determines that the listing, registration, qualification, or rule compliance of the Common Stock on any securities exchange or under any state, federal, or foreign law or the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of the Shares subject to this Restricted Stock Award or their release from escrow to the Participant (or his or her estate), the Company will try to meet the requirements of any such state, federal, or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange, but the Shares subject to this Restricted Stock Award will not be issued until such conditions have been met in a manner acceptable to the Company.
(e)Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
(f)Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.

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(g)Non-U.S. Appendix. The Shares subject to this Restricted Stock Award are subject to any special terms and conditions set forth in any appendix to this Agreement for the Participant’s country (the “Appendix”). If the Participant relocates to a country included in the Appendix, the special terms and conditions for that country will apply to him or her to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons.
(h)Choice of Law; Choice of Forum. The Plan, this Agreement, the Shares subject to this Restricted Stock Award, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, the Participant’s acceptance of the Shares subject to this Restricted Stock Award is his or her consent to the jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.
(i)Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. The Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with other Applicable Laws.
(j)Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by him or her.

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EXHIBIT B
APPENDIX TO RESTRICTED STOCK AWARD GRANT AGREEMENT
Terms and Conditions
This Appendix to Restricted Stock Award Grant Agreement (the “Appendix”) includes additional terms and conditions that govern the Shares subject to this Restricted Stock Award granted to the Participant under the Plan if he or she resides in one of the countries listed below on the Grant Date or he or she moves to one of the listed countries.
Notification
This Appendix may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of [MONTH YEAR]. Such Applicable Laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant sells Shares acquired under the Plan.
In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Participant is advised to seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment after the Shares subject to this Restricted Stock Award are granted, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to him or her, and the Administrator will determine to what extent the terms and conditions in this Appendix apply.
Countries
[ ]

FORESCOUT TECHNOLOGIES, INC.
2017 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT GRANT AND
RESTRICTED STOCK UNIT GRANT AGREEMENT
Capitalized terms that are not defined in this Notice of Restricted Stock Unit Grant and Restricted Stock Unit Grant Agreement (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, or any of the exhibits to these documents (all together, the “Agreement”) have the meanings given to them in the ForeScout Technologies, Inc. 2017 Equity Incentive Plan (the “Plan”).
The Participant has been awarded this Restricted Stock Unit (“RSU”) Grant according to the terms below and subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant

Grant Number

Grant Date

Vesting Start Date

Number of RSUs Awarded
Vesting Schedule:
Unless the vesting is accelerated, these RSUs will vest on the following schedule:
[Insert Vesting Schedule]
If the Participant ceases to be a Service Provider for any or no reason before he or she fully vests in these RSUs, the unvested RSUs will terminate according to the terms of Section 5 of this Agreement.
The Participant’s signature below indicates that:

(i)	He or she agrees that this Restricted Stock Unit Grant is awarded under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.

(ii)
He or she understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the Plan or his or her acquisition or sale of Shares.

(iii)
He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisers prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal, and financial advisers before taking any action related to the Plan.

(iv)	He or she has read and agrees to each provision of Section 10 of this Agreement.

ForeScout_RSU Agreement	ForeScout Confidential	Page 9 of 29

(v)	He or she will notify the Company of any change to the contact address below.
PARTICIPANT

Signature

Address:

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EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT
1.Grant. The Company awards the Participant a Grant of RSUs as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing these RSUs, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing these RSUs.
2.Company’s Obligation to Pay. Each RSU is a right to receive a Share on the date it vests. Until an RSU vests, the Participant has no right to payment of the Share. Before a vested RSU is paid, the RSU is an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. A vested RSU will be paid to the Participant (or in the event of his or her death, to his or her estate) in whole Shares as soon as practicable after vesting (but no later than 60 days following the vesting date), subject to him or her satisfying any obligations for Tax Obligations and any delay in payment required under Section 7 of this Agreement. The Participant cannot specify (directly or indirectly) the taxable year of the payment of any vested RSU under this Agreement.
3.Vesting. These RSUs will vest only under the Vesting Schedule in the Notice of Grant, Section 4 of this Agreement, or Section 14 of the Plan. RSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. The Administrator may modify the Vesting Schedule according to its authority under the Plan if the Participant takes a leave of absence or has a reduction in hours worked.
4.Administrator Discretion. The Administrator has the discretion to accelerate the vesting of any RSUs at any time, subject to the terms of the Plan. In that case, those RSUs will be vested as of the date and to the extent specified by the Administrator.
5.Forfeiture upon Termination of Status as a Service Provider. Upon the Participant’s termination as a Service Provider for any reason, these RSUs will immediately stop vesting, and on the 30th day following the Termination of Status Date (or any earlier date on or following the Termination of Status Date determined by the Administrator), any of these RSUs that have not yet vested will be forfeited by the Participant for no consideration, subject to Applicable Laws. Notwithstanding the foregoing, unless the Administrator determines otherwise, if a Transaction occurs during the 30‑day period following the Termination of Status Date (the “30‑day Period”), any RSUs that have not yet vested that otherwise would remain outstanding during the 30‑day Period under this Section 5 instead will be forfeited for no consideration, subject to Applicable Laws, as of the date one day before the date on which the Transaction occurs. The date of the Participant’s termination as a Service Provider is detailed in Section 3(c) of the Plan.
6.Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if he or she is then deceased, be made to the administrator or executor of his or her estate or, if the Administrator permits, his or her designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.
7.Tax Obligations.
(a)Tax Withholding.
(i)No Shares will be issued to the Participant until he or she makes satisfactory arrangements (as determined by the Administrator) for the payment of Tax Obligations, including those that result from the award, vesting, or payment of these RSUs, the subsequent sale of Shares acquired pursuant to such payment, or the receipt of any dividends. If the Participant is a non-U.S. employee, the method of payment of Tax Obligations may be restricted by any Appendix. If the Participant fails to make satisfactory arrangements for the payment of any Tax Obligations under this Agreement when any of these RSUs otherwise are supposed to vest or Tax Obligations related

ForeScout_RSU Agreement	ForeScout Confidential	Page 11 of 29

to RSUs otherwise are due, he or she will permanently forfeit the applicable RSUs and any right to receive Shares under such RSUs, and such RSUs will be returned to the Company at no cost to the Company.
(ii)The Company has the right (but not the obligation) to satisfy any Tax Obligations by withholding from proceeds of a sale of Shares acquired upon payment of these RSUs arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent).
(iii)The Company also has the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to the Participant, provided, however, that if the Participant is an Officer, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is not permitted under Applicable Laws or has materially adverse accounting consequences, in which case, the Tax Obligations may be satisfied by one of the methods described in Section 7(a)(iv) below.
(iv)Notwithstanding subsection (iii) above, the Company may, and the Participant authorizes the Company and/or any member(s) of the Company Group for whom he or she is performing services (each, an “Employer”) to, withhold any Tax Obligations legally payable by the Participant from his or her wages or other cash compensation paid to the Participant by the Company and/or the Employer(s) or from proceeds of the sale of Shares.
(v)Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Employer(s) or former Employer(s) may withhold or account for tax in more than one jurisdiction.
(vi)Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax Obligations is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (1) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of these RSUs and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of these RSUs to reduce or eliminate his or her liability for Tax Obligations or achieve any particular tax result.
(b)Code Section 409A. This Section 7(b) does not apply if the Participant is not a U.S. taxpayer.
(i)If the vesting of any RSUs is accelerated in connection with a termination of the Participant’s status as a Service Provider that is a “separation from service” within the meaning of Code Section 409A and (x) the Participant is a “specified employee” within the meaning of Code Section 409A at that time and (y) the payment of such accelerated RSUs would result in the imposition of additional tax under Code Section 409A if paid to the Participant within the 6-month period following such termination, then the accelerated RSUs will not be paid until the first day after the 6-month period ends.
(ii)If the Participant’s status as a Service Provider terminates due to death or the Participant dies after he or she stops being a Service Provider, and but for this Section 7(b)(ii), Section 7(b)(i) of this Agreement would apply to any such accelerated RSUs, then the delay under Section 7(b)(i) of this Agreement will not apply, and such RSUs will be paid in Shares to the Participant’s estate as soon as practicable.
(iii)All payments and benefits under this Agreement are intended to be exempt from Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that none of these RSUs or Shares issuable upon the vesting of RSUs will be subject to the additional tax imposed under Code Section 409A, and any ambiguities or ambiguous terms will be interpreted according to that intent.
(iv)Each payment under this Agreement is a separate payment under Treasury Regulations Section 1.409A-2(b)(2).

ForeScout_RSU Agreement	ForeScout Confidential	Page 12 of 29

(v)In no event will the Company reimburse the Participant for any taxes imposed or other costs incurred as a result of Code Section 409A.
8.Forfeiture or Clawback. These RSUs (including any proceeds, gains or other economic benefit received by the Participant from any subsequent sale of Shares issued upon payment of the RSUs) will be subject to any compensation recovery or clawback policy implemented by the Company before the date of this Agreement and any other compensation recovery or clawback policy adopted to comply with the requirements of Applicable Laws.
9.Rights as Stockholder. The Participant’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.
10.Acknowledgements and Agreements. The Participant’s signature on the Notice of Grant accepting these RSUs indicates that:
(a)HE OR SHE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THESE RSUS IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND THAT BEING HIRED OR BEING AWARDED THESE RSUS WILL NOT RESULT IN VESTING.
(b)HE OR SHE FURTHER ACKNOWLEDGES AND AGREES THAT THESE RSUS AND THIS AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL AND DO NOT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE RIGHT OF THE EMPLOYER(S) TO TERMINATE HIS OR HER RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.
(c)The Participant agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that he or she is not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement.
(d)The Participant agrees that the Company’s delivery of any documents related to the Plan or these RSUs (including the Plan, the Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e‑mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents.
(e)The Participant may deliver any documents related to the Plan or these RSUs to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but he or she must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.
(f)The Participant accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Grants under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations.

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(g)The Participant agrees that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.
(h)The Participant agrees that the award of these RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units or benefits in lieu of restricted stock units, even if restricted stock units have been awarded in the past.
(i)The Participant agrees that any decisions regarding future Grants will be in the Company’s sole discretion.
(j)The Participant agrees that he or she is voluntarily participating in the Plan.
(k)The Participant agrees that these RSUs and any Shares acquired under these RSUs are not intended to replace any pension rights or compensation.
(l)The Participant agrees that these RSUs, any Shares acquired under these RSUs, and their income and value are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments. The Participant further agrees that, if the Participant provides services outside the United States, these RSUs, any Shares acquired under these RSUs, and their income and value, are not part of normal or expected compensation for any purpose.
(m)The Participant agrees that, unless otherwise agreed with the Company, the RSUs, any Shares acquired under the RSUs, and their income and value are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Parent or Subsidiary of the Company.
(n)The Participant agrees that the future value of the Shares underlying these RSUs is unknown, indeterminable, and cannot be predicted with certainty.
(o)The Participant agrees that, for purposes of these RSUs, his or her engagement as a Service Provider is terminated as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator.
(p)The Participant agrees that any right to vest in these RSUs terminates as of the Termination of Status Date and will not be extended by any notice period (e.g., the period that he or she is a Service Provider would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws (including common law, if applicable) in the jurisdiction where he or she is a Service Provider or by his or her service agreement or employment agreement, if any, unless he or she is providing bona fide services during such time).
(q)The Participant agrees that the Administrator has the exclusive discretion to determine when he or she is no longer actively providing services for purposes of these RSUs (including whether he or she is still considered to be providing services while on a leave of absence).
(r)The Participant agrees that no member of the Company Group is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of these RSUs or of any amounts due to him or her from the payment of these RSUs or the subsequent sale of any Shares acquired upon such payment.
(s)The Participant has read and agrees to the Data Privacy Provisions of Section 11 of this Agreement.

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(t)The Participant agrees that he or she has no claim or entitlement to compensation or damages from any forfeiture of these RSUs resulting from the termination of his or her status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), and in consideration of the grant of these RSUs, he or she agrees not to institute any claim against the Company or any member of the Company Group.
11.Data Privacy.
(a)The Participant voluntarily consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Grant materials (“Data”) by and among, as applicable, the Employer(s), the Company and any member of the Company Group for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan.
(b)The Participant understands that the Company and the Employer(s) may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering, and managing the Plan.
(c)The Participant understands that Data will be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than his or her country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to such stock plan service provider or other third party with whom the Participant may elect to deposit any Shares acquired upon vesting of the RSUs.
(d)The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that if he or she resides in certain jurisdictions outside the United States, to the extent required by Applicable Laws, he or she may, at any time, request access to Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these RSUs, in any case without cost, by contacting his or her local human resources representative. Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a Service Provider with the Employer(s) will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her awards under the Plan or administer or maintain awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain these RSUs). The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.
12.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the Participant’s country of residence, which may affect the Participant’s ability to directly or indirectly, for him or herself or for a third party, acquire or sell, or attempt to sell, Shares or rights to Shares (e.g., RSUs) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction, including the United States and the Participant’s country of residence) or the

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trade in Shares or the trade in rights to Shares under the Plan. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant further acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions and that the Participant should speak to a personal legal adviser on this matter.
13.Foreign Asset/Account Reporting Requirements, Exchange Controls. The Participant’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. In addition, the Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. The Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that the Participant should consult a personal legal and tax advisers, as applicable, to ensure compliance.
14.Miscellaneous.
(a)Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at ForeScout Technologies, Inc., 190 West Tasman Drive, San Jose, California, 94134 USA until the Company designates another address in writing.
(b)Non-Transferability of RSUs. These RSUs may not be transferred other than by will or the laws of descent or distribution.
(c)Binding Agreement. If any RSUs are transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.
(d)Additional Conditions to Issuance of Stock. If the Company determines that the listing, registration, qualification, or rule compliance of the Common Stock on any securities exchange or under any state, federal, or foreign law or the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), the Company will try to meet the requirements of any such state, federal, or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange, but the Shares will not be issued until such conditions have been met in a manner acceptable to the Company.
(e)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(f)Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
(g)Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.
(h)Non-U.S. Appendix. These RSUs are subject to any special terms and conditions set forth in any appendix to this Agreement for the Participant’s country (the “Appendix”). If the Participant relocates to a country included in the Appendix, the special terms and conditions for that country will apply to him or her to the extent the

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Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons.
(i)Choice of Law; Choice of Forum. The Plan, this Agreement, these RSUs, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, the Participant’s acceptance of these RSUs is his or her consent to the jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.
(j)Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. The Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with these RSUs, or to comply with other Applicable Laws.
(k)Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(l)Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by him or her.

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EXHIBIT B
APPENDIX TO RESTRICTED STOCK UNIT GRANT AGREEMENT
Terms and Conditions
This Appendix to Restricted Stock Unit Grant Agreement (the “Appendix”) includes additional terms and conditions that govern these RSUs awarded to the Participant under the Plan if he or she resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the RSUs are awarded, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to the Participant.
Notification
This Appendix may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of November 2016. Such Applicable Laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant vests in RSUs or sells Shares acquired under the Plan.
In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Participant should seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers residence and/or employment after these RSUs are awarded, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to him or her in the same manner.

B-1

AUSTRALIA

Terms and Conditions

Compliance with Law. Notwithstanding anything in the Terms and Conditions of Restricted Stock Unit Grant or the Plan to the contrary, the Participant will not be entitled to, and shall not claim, any benefit under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.

Notifications

Tax Notification. The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

[Australia Offer Document. The RSU Grant is intended to comply with the provisions of the Corporations Act 2001, Australian Securities & Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of RSUs to Australian resident employees, which is being provided to the Participant with this Agreement.]

[RSUs should not be offered in Australia without a securities law exemption. For RSUs, an exemption is available for companies that meet certain requirements, including having been publicly traded for at least three months.]

AUSTRIA

There are no country-specific provisions.

CANADA

Terms and Conditions

Issuance of Shares. The following provision supplements Section 6(d) of the Plan and Section 2 of the Terms and Conditions of Restricted Stock Unit Grant:

RSUs shall be settled only in Shares. In no event shall the RSUs be paid in cash, notwithstanding any discretion contained in the Plan to the contrary.

Termination of Status. The following provision replaces Section 3(c)(i) of the Plan and Section 10(o) of the Terms and Conditions of Restricted Stock Unit Grant:

For purposes of the RSU Grant and unless otherwise provided in the Agreement, the Participant’s status as a Service Provider will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of the employment laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s service agreement, if any) as of the earlier of: (a) the date that the Participant’s status as a Service Provider with the Company and its Parents and Subsidiaries is terminated, (b) the date the Participant receives written notice of termination of his or her status as a Service Provider, or (c) the date that the Participant is no longer actively employed by or providing services to the Company or any Parent or Subsidiary, (the “Termination of Status Date”); regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s service agreement, if any.

B-2

The following terms and conditions apply if the Participant resides in Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue. Les parties reconnaissent avoir expressément souhaité que la convention « Agreement » ainsi que tous les documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. The following provision supplements Section 11 of the Terms and Conditions of Restricted Stock Unit Grant:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Parent or Subsidiary, the Administrator, as well as a third party stock plan service provider, to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee or service file.

Notifications

Securities Law Information. The sale or other disposal of Shares acquired under the Plan may not take place within Canada. The Participant should consult with a personal legal advisor before selling Shares.

FRANCE

Terms and Conditions

Tax Considerations. The RSUs granted under the Agreement are not intended to be a French tax-qualified RSUs.

Language Consent. In accepting this RSUs, the Participant confirms having read and understood the documents relating to this RSU Grant (the Plan and the Agreement including this Appendix), which were provided in English. Participant accepts the terms of these documents accordingly.

Consentement de la Langue. En acceptant l’attribution, le Participant confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat incluant cette Annexe), qui lui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en conséquence.

GERMANY

There are no country-specific provisions.

HONG KONG

Terms and Conditions

Securities Law Notification. Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in any doubt about this document, the Participant should obtain independent professional advice. The RSUs and any Shares issued in payment of vested RSUs do not constitute a public offering of securities under Hong Kong law and are

B-3

available only to Service Providers of the Company or of a Parent or Subsidiary. The Agreement, including this Appendix, the Plan and any other incidental communication materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible Service Provider and may not be distributed to any other person.

Restrictions on Transfer of Shares. The following provision supplements Section 3 of the Terms and Conditions of Restricted Stock Unit Grant:

By accepting the RSUs the Participant agrees that, in the event that the RSUs vest and Shares are issued to the Participant within six months of the Grant Date, the Participant will not dispose of any Shares thus acquired prior to the six-month anniversary of the Grant Date.

Issuance of Shares. The following provision supplements Section 6(d) of the Plan and Section 2 of the Terms and Conditions of Restricted Stock Unit Grant:

RSUs shall be settled only in Shares. In no event shall the RSUs be paid in cash, notwithstanding any discretion contained in the Plan to the contrary.

Notifications

Nature of Scheme. The Plan is not intended to be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

ISRAEL

Terms and Conditions

Section 102 Capital Gains Track. The RSU Grant is intended to be granted pursuant to the Capital Gains Track provisions of Section 102 of the Israeli Tax Ordinance (the “Ordinance”), including the provisions of the Income Tax (Tax Abatement on the Grant of Shares to Employee’s) Regulations 2003 (the “102 Capital Gains Track”), and any tax ruling or agreement obtained by the Company or the Service Provider pursuant to which income resulting from the sale of Shares derived from the settlement of RSUs shall be taxed as capital gain. The Company does not undertake to maintain the qualified status of the RSUs and the Participant acknowledges that he or she will not be entitled to damages of any kind if the RSU Grant becomes disqualified and no longer qualifies under the 102 Capital Gains Track.

Further, to the extent requested by the Company or the Employer, the Participant agrees to execute any letter or other agreement in connection with the grant of the RSUs or any future restricted stock units intended to be 102 Capital Gains Track awards. If the Participant fails to comply with such request, the RSU Grant may not qualify under the 102 Capital Gains Track.

Trust Arrangement. The Participant acknowledges and agrees that any Shares issued upon vesting of the RSUs may be subject to a supervisory trust arrangement with the Company’s designated trustee in Israel, ESOP Trust Company (the “Trustee”) in accordance with the terms of a trust agreement between the Company and the Trustee. The Participant further agrees that such Shares will be subject to the holding period set forth in Section 102(b)(2) of the Ordinance, which shall be 24 months from the Grant Date or such later period indicated by the Company or the Trustee. The Company may, in its sole discretion, replace the Trustee from time to time and instruct the transfer of all RSUs and Shares held and/or administered by such Trustee at such time to its successor and the provisions of this Agreement shall apply to the new Trustee mutatis mutandis.

B-4

Restriction on Sale. The Participant acknowledges that any Shares underlying the RSUs may not be sold prior to the “end of the period” (as defined in Section 102 of the Ordinance) required to qualify for tax treatment under the 102 Capital Gains Track. Accordingly, the Participant shall not dispose of (or request the Trustee to dispose of) any such Shares prior to the “end of the period,” other than as permitted by applicable law. For purposes of this Appendix provision for Israel, “dispose” shall mean any sale, transfer or other disposal of the Shares by the Participant (including by means of an instruction by the Participant to such stock plan service provider as may be selected by the Company in the future) or the Trustee, including a release of such Shares from the Trustee to the Participant.

Participants transferring into Israeli after the Grant Date may be required to sell their Shares immediately upon vesting of the RSUs in order to comply with local tax withholding requirements.

Notifications

Securities Law Notification. [An exemption from the requirement to file a prospectus with respect to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available free of charge upon request from my local human resources department.]

[The above clause should be used only if ForeScout will obtain a Section 15D exemption. We should discuss the timing to make sure an exemption can be obtained before the initial offering under the 2017 plan. Also, note that the Section 15D exemption is not available for consultants. If awards will be granted to consultants, we will need to consider what exemption may apply.]

JAPAN

There are no country-specific provisions.

KOREA

Notifications

Exchange Control Notification. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares in a single transaction to repatriate the proceeds from such sale to Korea within the three years of the sale.

MALAYSIA

[RSUs should not be offered in Malaysia without a securities law exemption. An exemption is available for shares of companies that are publicly traded outside Malaysia.]

Terms and Conditions

Data Privacy. The following provision replaces Section 11 of the Terms and Conditions of Restricted Stock Unit Grant:

The Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data described herein and any other Plan grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary or any third parties authorized by the same in assisting in the implementation, administration and management of the Participant’s participation in the Plan.

The Participant may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about the Participant, including, but not limited to, the Participant’s name,

B-5

home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, the fact and conditions of the Participant’s participation in the Plan, details of all equity awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

The Participant also authorizes any transfer of Data, as may be required, to such stock plan service provider as may be designated by the Company, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon settlement of the RSUs are deposited (the “Designated Broker”). The Participant acknowledges that these recipients may be located in his or her country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to his or her country, which may not give the same level of protection to Data.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing his or her participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to such stock plan service provider or other third part with whom the Participant may elect to deposit any Shares acquired upon vesting of the RSUs.

The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing Darren J. Milliken, SVP, General Counsel, Corporate Secretary & Corporate Compliance Officer at 408-393-5160 or darren.milliken@forescout.com.  Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant equity awards to the Participant or administer or maintain such awards.  Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.

[Translation to be updated] Privasi Data. Peruntukan ini menggantikan Seksyen 11 [of the Terms and Conditions of Restricted Stock Unit Grant]:

Peserta dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang dinyatakan di sini dan apa-apa bahan geran Pelan oleh dan antara Majikan dan Syarikat serta Ibu Syarikatnya, dan Anak-Anak Syarikatnya ataupun mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.

Sebelum ini, Peserta mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham Biasa atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan, butir-butir semua Opsyen atau apa-apa hak lain untuk saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedahnya (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan.

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Peserta juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada [ ] atau pembekal perkhidmatan pelan saham sebagaimana yang ditetapkan oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa yang didepositkan dengan syer-syer yang diperolehi melalui penyelesaian Opsyen (“Broker yang Ditetapkan”). Peserta mengakui bahawa penerima-penerima ini mungkin berada di negaranya atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza dengan negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Peserta faham bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatannya. Peserta memberi kuasa kepada Syarikat, Broker yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta faham bahawa Peserta boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi Darren J. Milliken, SVP, General Counsel, Corporate Secretary & Corporate Compliance Officer at 408-393-5160 or darren.milliken@forescout.com. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dengan Majikan tidak akan terjejas; terdapat hanya satu akibat jika Peserta tidak bersetuju atau menarik balik persetujuannya iaitu bahawa Syarikat tidak akan dapat memberikan Opsyen pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatannya.

Notifications

Director Notification Obligation. If the Participant is director of a Subsidiary in Malaysia, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary in writing when the Participant receives or disposes of an interest (e.g., the RSUs or Shares) in the Company or any related company. Such notifications must be made within fourteen days of receiving or disposing of any interest in the Company or any related company.

MEXICO

Terms and Conditions

Labor Law Policy and Acknowledgement. The following provision supplements Section 10 of the Terms and Conditions of Restricted Stock Unit Grant:

By accepting the RSU Grant, the Participant understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s status as a Service Provider.

The RSU grant the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company, with offices at 190 West Tasman Drive, San Jose, California 95134, USA, is solely responsible for the administration of the Plan, and participation in the Plan and the grant of the RSU does not, in any way, establish an

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employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly-commercial basis. Based on the foregoing, the Participant expressly acknowledges that the Plan and the benefits that the Participant may derive from participation in the Plan do not establish any rights between the Participant and the Company and do not form part of any service contract between the Participant and the Company or any Parent or Subsidiary. Further, the Participant agrees that any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment or service contract, if applicable.

Plan Document Acknowledgment. By accepting the RSU Grant, the Participant acknowledges that the he or she has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety, and fully understands and accepts all provisions of the Plan and the Agreement.

In addition, the Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions contained in Section 10 (Acknowledgements and Agreements) of the Terms and Conditions of Restricted Stock Unit Grant, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly-discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company, the Employer and any Parent or Subsidiary are not responsible for any decrease in the value of the Shares acquired upon vesting of the RSUs.

Finally, the Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company (or any Parent or Subsidiary) for any compensation or damages as a result of Participant’s participation in the Plan and therefore grants a full and broad release to the Company and any Parent or Subsidiary with respect to any claim that may arise under the Plan.

Spanish Translation

[Translation to be updated] Política Laboral y Reconocimiento. Las siguientes consideraciones complementan la sección 10 del [Terms and Conditions of Restricted Stock Unit Grant]:

Al aceptar la Opción, el Participante está de acuerdo y reconoce que cualquier modificación del Plan o del Acuerdo de Otorgamiento de Acciones o su terminación, no constituirá un cambio o disminución de los términos y condiciones del estatus del Participante como Proveedor o Prestador de Servicios.

El otorgamiento de la Opción que la Compañía realiza bajo este Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el Plan en cualquier momento sin responsabilidad alguna.

La Compañía, con oficinas en 190 West Tasman Drive, San Jose, California 95134, E.E.U.U., es la única responsable de la administración del Plan y de la participación en el mismo, y el otorgamiento de la Opción no establece de forma alguna, una relación de trabajo entre el Participante y la Compañía, toda vez que su participación en el Plan es completamente comercial. De acuerdo a lo anterior, el Participante expresamente reconoce que el Plan y los beneficios derivados de su participación en el mismo no constituyen ni generan derecho alguno entre el Participante y la Compañía, ni tampoco formarán parte de ningún contrato de servicios entre el Participante y la Compañía o cualquier matriz o Subsidiaria. Asimismo, el Participante acuerda que cualquier modificación al Plan o a su terminación no generarán un cambio o impedimento en los términos y condiciones derivados de su contrato de servicios.

Reconocimiento del Documento del Plan. Al aceptar las Unidades de Acciones Restringidas, usted reconoce que ha recibido copias del Plan, que ha revisado las mismas al igual que la totalidad del Acuerdo de Otorgamiento de Acciones y que ha entendido y aceptado completamente todas las disposiciones contenidas en el Plan y en el Acuerdo de Otorgamiento de Acciones.

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Adicionalmente, el Participante reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la sección 10 ([Acknowledgements and Agreements]) del [Terms and Conditions of Restricted Stock Unit Grant], en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, cualquier matriz y/o cualquier Subsidiaria no son responsables por cualquier disminución en el valor de las Acciones adquiridas a través del ejercicio de la Opción.

Finalmente, el Participante declara que no se reserva acción o derecho alguno para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y, en consecuencia otorga el más amplio finiquito en favor de la Compañía, cualquier matriz y/o Subsidiaria con respecto a cualquier demanda que pudiera originarse en virtud de los Plan.

NETHERLANDS

There are no country-specific provisions.

SINGAPORE

Terms and Conditions

Restrictions on Sale of Shares. The following provision supplements Section 3 of the Terms and Conditions of Restricted Stock Unit Grant:

To the extent the RSUs vest within six months of the Grant Date, the Participant may not dispose of the Shares acquired pursuant to the RSU, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).

Notifications

Securities Law Notification. The RSUs are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, is exempt from the prospectus and registration requirements under the SFA and is not made with a view to the RSUs or the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore..

Chief Executive Officer and Director Notification Obligation. If the Participant is the Chief Executive Officer (“CEO”) or a director, associate director, or shadow director of a Singapore Subsidiary of the Company, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Subsidiary in writing when the Participant receives an interest (e.g., RSUs or Shares) in the Company or any related company. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Participant’s interests in the Company or any related company within two business days of becoming the CEO or a director.

SPAIN

Terms and Conditions

Nature of Grant. This provision supplements Section 10 of the Terms and Conditions of Restricted Stock Unit Grant:

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By accepting the RSUs, the Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be Service Providers of the Company or of a Parent or Subsidiary throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Parent or Subsidiary other than as expressly set forth in the Agreement. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares issued upon vesting of the RSUs are not a part of any employment or service contract (either with the Company or with any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.

Further, the Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Plan or the Agreement, the RSUs will be cancelled without entitlement to any Shares underlying the RSUs if the Participant’s status as a Service Provider is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when the Participant’s status as a Service Provider has terminated for purposes of the RSUs.

In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the RSUs shall be null and void.

Notifications

Securities Law Information. The RSUs described in the Agreement do not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the RSUs. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

UNITED KINGDOM

Terms and Conditions

Issuance of Stock. The following provision supplements Section 6(d) of the Plan and Section 2 of the Terms and Conditions of Restricted Stock Unit Grant:

RSUs shall be settled only in Shares. In no event shall the RSUs be paid in cash, notwithstanding any discretion contained in the Plan to the contrary.

Joint Election for Transfer of Liability for Employer National Insurance Contributions. If the Participant is a tax resident in the United Kingdom, the RSU Grant is conditional upon the Participant’s agreement to accept liability for any secondary Class 1 national insurance contributions which may be payable by the Employer in connection with any event giving rise to tax liability in relation to the RSUs (“Employer NICs”). The Employer NICs may be collected by the Company or the Employer using any of the methods described in Section 7 of the Terms and Conditions of Restricted Stock Unit Grant. Without prejudice to the foregoing, the Participant agrees to enter into a joint election with the Company or the Employer (a “Joint Election”), the form of such Joint Election being formally approved by

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Her Majesty’s Revenue and Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer NICs to the Participant. The Participant further agrees to enter into such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Participant’s Joint Election. If the Participant does not enter into the Joint Election prior to vesting in the Participant’s RSUs, or if approval of the Joint Election is withdrawn by HMRC and a new Joint Election is not entered into, the Participant’s RSUs shall become null and void and may not be settled, without any liability to the Company or its Subsidiaries. The Participant must enter into the Joint Election attached to this Appendix, concurrent with the execution or electronic acceptance of the Agreement, or at such subsequent time as may be designated by the Company.

Tax Withholding. The following provision supplements Section 7 of the Terms and Conditions of Restricted Stock Unit Grant:

If payment or withholding of any income tax liability arising in connection with the Participant’s participation in the Plan is not made within 90 days after the end of the U.K. tax year in which the relevant taxable or tax withholding event occurs, or such other period specified in Section 222(1)(c) of the ITEPA 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at then-current Official Rate of HMRC, that it will be immediately due and repayable by the Participant, and that the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 7 of the Terms and Conditions of Restricted Stock Unit Grant.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant will not be eligible for such a loan to cover the income tax due as described above. In the event that the Participant is a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected tax may constitute a benefit to the Participant on which additional income tax and NICs may be payable. The Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover from the Participant by any of the means referred to in Section 7 of the Terms and Conditions of Restricted Stock Unit Grant.

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Important Note on the Election to Transfer Employer NICs

If you are liable for National Insurance contributions (“NICs”) in the UK in connection with your participation in the ForeScout Technologies, Inc. 2017 Equity Incentive Plan, as amended, you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan.

By entering into the Election:

•	you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;

•
you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient Shares acquired pursuant to your awards; and

•
you acknowledge that even if you have where indicated your acceptance of this Election electronically, the Company or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.

Please read the Election carefully.

Please print and keep a copy of the Election for your records.

Joint Election for Transfer of Liability for
Employer National Insurance Contributions to Participant

Election to Transfer the Employer’s National Insurance Liability to the Participant

This Election is between:

A.
The individual who has obtained authorised access to this Election (the “Participant”), who is employed by a UK company listed in the attached Schedule (the “Employer”) and who is eligible to receive Restricted Stock Units (“Awards”) pursuant to the ForeScout Technologies, Inc. 2017 Equity Incentive Plan, as amended (the “Plan”), and

B.    ForeScout Technologies, Inc., with its registered office at 190 West Tasman Drive, San Jose, California, U.S.A. (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.

1.	Introduction

1.1	This Election relates to all Awards granted to the Participant under the Plan up to the termination date of the Plan.

1.2    In this Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means, in relation to the Awards:

(i)	the acquisition of securities pursuant to the Awards (within section 477(3)(a) of ITEPA 2003);

(ii)	the assignment (if applicable) or release of the Awards in return for consideration (within section 477(3)(b) of ITEPA 2003);

(iii)	the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA 2003);

(iv)	post-acquisition charges relating to the Awards and/or shares acquired pursuant to the Awards (within section 427 of ITEPA 2003); and/or

(v)	post-acquisition charges relating to the Awards and/or shares acquired pursuant to the Awards (within section 439 of ITEPA 2003).

(b)	“ITEPA 2003” means the Income Tax (Earnings and Pensions) Act 2003.

(c)	“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3
This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA 2003 (employment income: securities with artificially depressed market value).

2.	The Election

The Participant and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Participant. The Participant understands that, by electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.	Payment of the Employer’s Liability

3.1	The Participant hereby authorizes the Company and/or the Employer to collect the Employer’s Liability from the Participant at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Participant at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Participant by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Participant, for the sale of some of the securities which the Participant is entitled to receive in respect of the Awards; and/or

(iv)	by any other means specified in the applicable award agreement.

3.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities related to the Awards to the Participant until full payment of the Employer’s Liability is received.

3.3
The Company agrees to procure the remittance by the Employer of the Employer’s Liability to Her Majesty’s Revenue & Customs on behalf of the Participant within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

4.	Duration of Election

4.1
The Participant and the Company agree to be bound by the terms of this Election regardless of whether the Participant is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2
Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA 2003 applies.

4.3	This Election will continue in effect until the earliest of the following:

(i)	the Participant and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Participant terminating its effect;

(iii)	on the date Her Majesty’s Revenue & Customs withdraws approval of this Election; or

(iv)
after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

4.4	This Election will continue in force regardless of whether the Participant ceases to be an employee of the Employer.

Acceptance by the Participant

The Participant acknowledges that, by completing the electronic acceptance requirements, the Participant agrees to be bound by the terms of this Election.

Acceptance by the Company

The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on behalf of the Company

Position	Director & SVP, General Counsel, Corporate
Secretary & Corporate Compliance Officer

Schedule of Employer Companies

The employing company to which this Election relates is:

Name	ForeScout Technologies UK Limited
Registered Office:	5 New Street Square, London, EC4A 3TW
Company Registration Number:	5814460
Corporation Tax Reference:	680 33966 29208
PAYE Reference:	951/VZ91938

FORESCOUT TECHNOLOGIES, INC.
2017 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT AND STOCK OPTION GRANT AGREEMENT
Capitalized terms that are not defined in this Notice of Stock Option Grant and Stock Option Grant Agreement (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, or any of the exhibits to these documents (all together, the “Agreement”) have the meanings given to them in the ForeScout Technologies, Inc. 2017 Equity Incentive Plan (the “Plan”).
The Participant has been awarded an Option according to the terms below and subject to the terms and conditions of the Plan and this Agreement:

Participant
Grant Number
Grant Date
Vesting Start Date
Exercise Price per Share
Total Exercise Price
Type of Option	Incentive Stock Option
Nonstatutory Stock Option
Expiration Date

Vesting Schedule:
Unless the vesting is accelerated, this Option will be exercisable to the extent vested on the following schedule:
[Insert Vesting Schedule]
If the Participant ceases to be a Service Provider for any or no reason before he or she fully vests in this Option, the unvested portion of this Option will terminate according to the terms of Section 4 of this Agreement.
Exercise of Option:
(a)If the Participant dies or his or her status as a Service Provider is terminated due to his or her Disability, the vested portion of this Option will remain exercisable for [12 months] after the Termination of Status Date. For any other termination of status as a Service Provider, the vested portion of this Option will remain exercisable for [3 months] after the Termination of Status Date.
(b)If there is a Transaction, Section 14 of the Plan may further limit this Option’s exercisability.
(c)This Option will not be exercisable after the Expiration Date, unless Section 4(g) of the Plan (which tolls expiration in very limited cases when there are legal restrictions on exercise) permits later exercise.
The Participant’s signature below indicates that:

ForeScout_RSU Agreement	ForeScout Confidential	Page 18 of 31

(i)He or she agrees that this Option is awarded under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.
(ii)He or she understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the Plan or his or her acquisition or sale of Shares.
(iii)He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisers prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal, and financial advisers before taking any action related to the Plan.
(iv)He or she has read and agrees to each provision of Section 11 of this Agreement.
(v)He or she will notify the Company of any change to the contact address below.
PARTICIPANT

Signature

Address:

ForeScout_RSU Agreement	ForeScout Confidential	Page 19 of 31

EXHIBIT A
TERMS AND CONDITIONS OF STOCK OPTION GRANT
1.Grant. The Company awards the Participant an Option to purchase Shares of Common Stock as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing this Option, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing this Option.
If the Notice of Grant designates this Option as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Code Section 422. Even if this Option is designated an ISO, to the extent it first become exercisable as to more than $100,000 in any calendar year, the portion in excess of $100,000 is not an ISO under Code Section 422(d) and that portion will be a Nonstatutory Stock Option (“NSO”). In addition, if the Participant exercises the Option after 3 months have passed since he or she ceased to be an employee of the Company or a Parent or Subsidiary of the Company, it will no longer be an ISO. If there is any other reason this Option (or a portion of it) will not qualify as an ISO, to the extent of such nonqualification, the Option will be an NSO. The Participant understands that he or she will have no recourse against the Administrator, any member of the Company Group, or any officer or director of a member of the Company Group if any portion of this Option is not an ISO.
2.Vesting. This Option will only be exercisable (also referred to as vested) under the Vesting Schedule in the Notice of Grant, Section 3 of this Agreement, or Section 14 of the Plan. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. The Administrator may modify the Vesting Schedule according to its authority under the Plan if the Participant takes a leave of absence or has a reduction in hours worked.
3.Administrator Discretion. The Administrator may accelerate the vesting of any portion of this Option, subject to the terms of the Plan. In that case, this Option will be vested as of the date and to the extent specified by the Administrator.
4.Forfeiture upon Termination of Status as a Service Provider. Upon the Participant’s termination as a Service Provider for any reason, this Option will immediately stop vesting, and on the 30th day following the Termination of Status Date (or any earlier date on or following the Termination of Status Date determined by the Administrator), any portion of this Option that has not yet vested will be immediately forfeited for no consideration, subject to Applicable Laws. Notwithstanding the foregoing, unless the Administrator determines otherwise, if a Transaction occurs during the 30‑day period following the Termination of Status Date (the “30‑day Period”), any portion of this Option that has not yet vested that otherwise would remain outstanding during the 30‑day Period under this Section 4 instead will be forfeited for no consideration, subject to Applicable Laws, as of the date one day before the date on which the Transaction occurs. The date of the Participant’s termination as a Service Provider is detailed in Section 3(c) of the Plan.
5.Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if he or she is then deceased, be made to the administrator or executor of his or her estate or, if the Administrator permits, his or her designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.
6.Exercise of Option.
(a)Right to Exercise. This Option may be exercised only before its Expiration Date and only under the Plan and this Agreement.
(b)Method of Exercise. To exercise this Option, the Participant must deliver and the Administrator must receive an exercise notice according to procedures determined by the Administrator. The exercise notice must:

(i)state the number of Shares as to which this Option is being exercised (“Exercised Shares”),
(ii)make any representations or agreements required by the Company,
(iii)be accompanied by a payment of the total exercise price for all Exercised Shares, and
(iv)be accompanied by a payment of all required Tax Obligations for all Exercised Shares.
The Option is exercised when both the exercise notice and payments due under Sections 6(b)(iii) and 6(b)(iv) have been received by the Company for all Exercised Shares. The Administrator may designate a particular exercise notice to be used, but until a designation is made, the exercise notice attached to this Agreement as Exhibit C may be used.
7.Method of Payment. The Participant may pay the exercise price for Exercised Shares by any of the following methods or a combination of methods:
(a)cash;
(b)check;
(c)wire transfer;
(d)consideration received by the Company under a formal cashless exercise program adopted by the Company; or
(e)surrender of other Shares, as long as the Company determines that accepting such Shares does not result in any adverse accounting consequences to the Company. If Shares are surrendered, the value of those Shares will be the Fair Market Value for those Shares on the date they are surrendered.
A non-U.S. resident’s methods of exercise may be restricted by the terms and conditions of any appendix to this Agreement for the Participant’s country (the “Appendix”).
8.Tax Obligations.
(a)Tax Withholding.
(i)No Shares will be issued to the Participant until he or she makes satisfactory arrangements (as determined by the Administrator) for the payment of Tax Obligations, including those that result from the award, vesting, or exercise of this Option, the subsequent sale of Shares acquired under this Option or the receipt of any dividends. If the Participant is a non-U.S. employee, the method of payment of Tax Obligations may be restricted by any Appendix. If the Participant fails to make satisfactory arrangements for the payment of any Tax Obligations under this Agreement at the time of an attempted Option exercise, the Company may refuse to honor the exercise and refuse to deliver the Shares.
(ii)The Company has the right (but not the obligation) to satisfy any Tax Obligations by withholding from proceeds of a sale of Shares acquired upon the exercise of this Option arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent).
(iii)The Company also has the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to the Participant, provided, however, that if the Participant is an Officer, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is not permitted under Applicable Laws or has materially adverse accounting consequences, in which case, the Tax Obligations may be satisfied by one or a combination of the methods described in Section 8(a)(iv) below.
(iv)Notwithstanding subsection (iii) above, the Company may, and the Participant authorizes the Company and/or any member(s) of the Company Group for whom he or she is performing services (each, an “Employer”) to, withhold any Tax Obligations legally payable by the Participant from his or her wages or other cash compensation paid to the Participant by the Company and/or the Employer(s) or from proceeds of the sale of Shares.
(v)Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company and/or the Employer(s) or former Employer(s) may withhold or account for tax in more than one jurisdiction.
(vi)Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax Obligations is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (1) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option; and (2) do not commit to and are under no obligation to structure the terms of the award or any aspect of this Option to reduce or eliminate his or her liability for Tax Obligations or achieve any particular tax result.
(b)Tax Reporting. This Section 8(b) applies if the Participant is a U.S. taxpayer. If this Option is partially or wholly an ISO, and if the Participant sells or otherwise disposes of any the Shares acquired by exercising the ISO portion on or before the later of (i) the date 2 years after the Grant Date, or (ii) the date 1 year after the date of exercise, he or she may be subject to withholding of Tax Obligations by the Company on the compensation income recognized by him or her and must immediately notify the Company in writing of the disposition.
9.Forfeiture or Clawback. This Option (including any proceeds, gains or other economic benefit received by the Participant from any subsequent sale of Shares resulting from the exercise) will be subject to any compensation recovery or clawback policy implemented by the Company before the date of this Agreement and any other compensation recovery or clawback policy adopted to comply with the requirements of Applicable Laws.
10.Rights as Stockholder. The Participant’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.
11.Acknowledgements and Agreements. The Participant’s signature on the Notice of Grant accepting this Option indicates that:
(a)HE OR SHE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THIS OPTION IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND THAT BEING HIRED, AWARDED THIS OPTION, AND EXERCISING THE OPTION WILL NOT RESULT IN VESTING.
(b)HE OR SHE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AND AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND DO NOT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE RIGHT OF THE EMPLOYER(S) TO TERMINATE HIS OR HER RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

(c)The Participant agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that he or she is not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement.
(d)The Participant understands that exercise of this Option is governed strictly by Sections 6, 7, and 8 of this Agreement and that failure to comply with those Sections could result in the expiration of this Option, even if an attempt was made to exercise.
(e)The Participant agrees that the Company’s delivery of any documents related to the Plan or this Option (including the Plan, the Agreement, the Plan’s prospectus and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e‑mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents.
(f)The Participant may deliver any documents related to the Plan or this Option to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but he or she must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.
(g)The Participant accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Grants under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations.
(h)The Participant agrees that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.
(i)The Participant agrees that the award of this Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been awarded in the past.
(j)The Participant agrees that any decisions regarding future Grants will be in the Company’s sole discretion.
(k)The Participant agrees that he or she is voluntarily participating in the Plan.
(l)The Participant agrees that this Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation.
(m)The Participant agrees that this Option, any Shares acquired under this Option, and their income and value are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments. The Participant further agrees that, if the Participant provides services outside the U.S., this Option, any Shares acquired under this Option, and their income and value are not part of normal or expected compensation for any purpose.

(n)The Participant agrees that, unless otherwise agreed with the Company, the Option, any Shares acquired under the Option, and their income and value are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Parent or Subsidiary of the Company.
(o)The Participant agrees that the future value of the Shares underlying this Option is unknown, indeterminable, and cannot be predicted with certainty.
(p)The Participant understands that if the underlying Shares do not increase in value, this Option will have no intrinsic monetary value.
(q)The Participant understands that if this Option is exercised, the value of each Share received on exercise may increase or decrease in value, even below the Exercise Price per Share.
(r)The Participant agrees that, for purposes of this Option, his or her engagement as a Service Provider is terminated as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator.
(s)The Participant agrees that any right to vest in this Option terminates as of the Termination of Status Date and will not be extended by any notice period (e.g., the period that he or she is a Service Provider would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws (including common law, if applicable) in the jurisdiction where he or she is a Service Provider or by his or her service agreement or employment agreement, if any, unless he or she is providing bona fide services during such time).
(t)The Participant agrees that the period during which the Participant may exercise the vested portion of this Option after a termination of his or her status as a Service Provider (if any) will start as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator.
(u)The Participant agrees that the Administrator has the exclusive discretion to determine when he or she is no longer actively providing services for purposes of this Option (including whether he or she is still considered to be providing services while on a leave of absence).
(v)The Participant agrees that no member of the Company Group is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of this Option or of any amounts due to him or her from the exercise of this Option or the subsequent sale of any Shares acquired upon exercise.
(w)The Participant has read and agrees to the Data Privacy Provisions of Section 12 of this Agreement.
(x)The Participant agrees that he or she has no claim or entitlement to compensation or damages from any forfeiture of this Option resulting from the termination of his or her status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), and in consideration of the grant of this Option, he or she agrees not to institute any claim against the Company or any member of the Company Group.
12.Data Privacy.

(a)The Participant voluntarily consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Grant materials (“Data”) by and among, as applicable, the Employer(s), the Company and any member of the Company Group for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan.
(b)The Participant understands that the Company and the Employer(s) may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering, and managing the Plan.
(c)The Participant understands that Data will be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than his or her country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to such stock plan service provider or other third party with whom the Participant may elect to deposit any Shares acquired upon exercise of the Option.
(d)The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that if he or she resides in certain jurisdictions outside the United States, to the extent required by Applicable Laws, he or she may, at any time, request access to Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting this Option, in any case without cost, by contacting his or her local human resources representative. Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a Service Provider with the Employer(s) will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her awards under the Plan or administer or maintain awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain this Option). The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.
13.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the U.S. and the Participant’s country of residence, which may affect the Participant’s ability to directly or indirectly, for him or herself or for a third party, acquire or sell, or attempt to sell, Shares or rights to Shares (e.g., the Option) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction, including the United States and the Participant’s country of residence) or the trade in Shares or the trade in rights to Shares under the Plan. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant further acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions and that the Participant should speak to a personal legal adviser on this matter.

14.Foreign Asset/Account Reporting Requirements, Exchange Controls. The Participant’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. In addition, the Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. The Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that the Participant should consult personal legal and tax advisers, as applicable, to ensure compliance.
15.Miscellaneous
(a)Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at ForeScout Technologies, Inc., 190 West Tasman Drive, San Jose, California, 94134 USA until the Company designates another address in writing.
(b)Non-Transferability of Option. This Option may not be transferred other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Participant only by him or her or his or her representative following a Disability.
(c)Binding Agreement. If this Option is transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.
(d)Additional Conditions to Issuance of Stock. If the Company determines that the listing, registration, qualification, or rule compliance of the Common Stock on any securities exchange or under any state, federal, or foreign law or the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), the Company will try to meet the requirements of any such state, federal, or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange, but the Shares will not be issued until such conditions have been met in a manner acceptable to the Company.
(e)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(f)Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
(g)Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.
(h)Non-U.S. Appendix. This Option is subject to any special terms and conditions set forth in any Appendix. If the Participant relocates to a country included in the Appendix, the special terms and conditions for that country will apply to him or her to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons.
(i)Choice of Law; Choice of Forum. The Plan, this Agreement, this Option, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, the Participant’s acceptance of this Option is his or her consent to the jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.
(j)Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. The Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with this Option, or to comply with other Applicable Laws. In no event will the Company reimburse the Participant for any taxes imposed or other costs incurred as a result of Code Section 409A.
(k)Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(l)Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by him or her.

EXHIBIT B
APPENDIX TO STOCK OPTION GRANT AGREEMENT
Terms and Conditions
This Appendix to Stock Option Grant Agreement (the “Appendix”) includes additional terms and conditions that govern this Option awarded to the Participant under the Plan if he or she resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the Options is granted, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to the Participant.
Notification
This Appendix may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of November 2016. Such Applicable Laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant vests in or exercises the Option or sells Shares acquired under the Plan.
In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Participant should seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers residence and/or employment after this Option is awarded, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to him or her in the same manner.

AUSTRALIA
Terms and Conditions
Compliance with Law. Notwithstanding anything in the Terms and Conditions of Stock Option Grant or the Plan to the contrary, the Participant will not be entitled to, and shall not claim, any benefit under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
Notifications
Tax Notification. The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
[Securities Law Notification. If the Participant acquires Shares under the Plan and subsequently offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice as to his or her disclosure obligations prior to making any such offer.]
[Australia Offer Document. The Option is intended to comply with the provisions of the Corporations Act 2001, Australian Securities & Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of Options to Australian resident employees, which is being provided to the Participant with this Agreement.]
[Options should not be offered in Australia without a securities law exemption. For options, two exemptions may be available, provided certain requirements are met.
If Options are offered in reliance on the 20-in-12 provision, then only the “Securities Law Information” clause should be used and the second clause should be deleted. If Options are granted in reliance on Class Order 14/1000, the “Australia Offer Document” provision should be used, and the first clause should be deleted. Note that the Shares must be publicly traded for at least three months before ForeScout can rely on the Class Order 14/1000 exemption.]
AUSTRIA
There are no country-specific provisions.
CANADA
Terms and Conditions
Method of Exercise. Notwithstanding Section 4(c) of the Plan or Section 6(b) of the Terms and Conditions of Stock Option Grant, the Participant is not permitted to pay the Exercise Price with previously-owned Shares or with Shares to be issued upon exercise of the Option.
Termination of Status. The following provision replaces Section 3(c)(i) of the Plan and Section 11(r) of the Terms and Conditions of Stock Option Grant:
For purposes of the Option and unless otherwise provided in the Agreement, the Participant’s status as a Service Provider will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of the employment laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s service agreement, if any) as of the earlier of: (a) the date that the Participant’s status as a Service Provider with the Company and its Parents and Subsidiaries is terminated, (b) the date the Participant receives written notice of termination of his or her status as a Service Provider, or (c) the date that the Participant is no longer actively employed by or providing services to the Company or any Parent or Subsidiary, (the “Termination of Status Date”); regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s service agreement, if any.
The following terms and conditions apply if the Participant resides in Quebec:
Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue. Les parties reconnaissent avoir expressément souhaité que la convention « Agreement » ainsi que tous les documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. The following provision supplements Section 12 of the Terms and Conditions of Stock Option Grant:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Parent or Subsidiary, the Administrator, as well as a third party stock plan service provider, to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee or service file.
Notifications
Securities Law Information. The sale or other disposal of Shares acquired under the Plan may not take place within Canada. The Participant should consult with a personal legal advisor before selling Shares.
FRANCE
Terms and Conditions
Tax Considerations. The Option granted under the Agreement is not intended to be a French tax-qualified stock option.
Language Consent. In accepting this Option, the Participant confirms having read and understood the documents relating to this Option (the Plan and the Agreement including this Appendix), which were provided in English. Participant accepts the terms of these documents accordingly.
Consentement de la Langue. En acceptant cette Option, le Participant confirme avoir lu et compris les documents relatifs à cette Option (le Plan et le Contrat incluant cette Annexe), qui lui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en conséquence.
GERMANY
There are no country-specific provisions.

HONG KONG
Terms and Conditions
Securities Law Notification. Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in any doubt about this document, the Participant should obtain independent professional advice. The Option and any Shares issued at exercise of the Option do not constitute a public offering of securities under Hong Kong law and are available only to Service Providers of the Company or of a Parent or Subsidiary. The Agreement, including this Appendix, the Plan and any other incidental communication materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible Service Provider and may not be distributed to any other person.
Restrictions on Transfer of Shares. The following provision supplements Section 2 of the Terms and Conditions of Stock Option Grant:
To the extent the Option vests within six months of the Grant Date, the Participant may not dispose of the Shares acquired pursuant to the exercise of the Option, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Grant Date. Any Shares acquired pursuant to the exercise of the Stock Option are accepted as a personal investment.
Notifications
Nature of Scheme. The Plan is not intended to be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
ISREAL
Terms and Conditions
Section 102 Capital Gains Track. The Option is intended to be granted pursuant to the Capital Gains Track provisions of Section 102 of the Israeli Tax Ordinance (the “Ordinance”), including the provisions of the Income Tax (Tax Abatement on the Grant of Shares to Employee’s) Regulations 2003 (the “102 Capital Gains Track”), and any tax ruling or agreement obtained by the Company or the Service Provider pursuant to which income resulting from the sale of Shares derived from the exercise of the Option shall be taxed as capital gain. The Company does not undertake to maintain the qualified status of the Option and the Participant acknowledges that he or she will not be entitled to damages of any kind if the Option becomes disqualified and no longer qualifies under the 102 Capital Gains Track.
Further, to the extent requested by the Company or the Employer, the Participant agrees to execute any letter or other agreement in connection with the grant of the Option or any future options intended to be 102 Capital Gains Track awards. If the Participant fails to comply with such request, the Option may not qualify under the 102 Capital Gains Track.
Trust Arrangement. The Participant acknowledges and agrees that any Shares issued upon exercise of the Option may be subject to a supervisory trust arrangement with the Company’s designated trustee in Israel, ESOP Trust Company (the “Trustee”) in accordance with the terms of a trust agreement between the Company and the Trustee. The Participant further agrees that such Shares will be subject to the holding period set forth in Section 102(b)(2) of the Ordinance, which shall be 24 months from the Grant Date or such later period indicated by the Company or the Trustee. The Company may, in its sole discretion, replace the Trustee from time to time and instruct the transfer of the Option and Shares held and/or administered by such Trustee at such time to its successor and the provisions of this Agreement shall apply to the new Trustee mutatis mutandis.

Restriction on Sale. The Participant acknowledges that any Shares underlying the Option may not be sold prior to the “end of the period” (as defined in Section 102 of the Ordinance) required to qualify for tax treatment under the 102 Capital Gains Track. Accordingly, the Participant shall not dispose of (or request the Trustee to dispose of) any such Shares prior to the “end of the period,” other than as permitted by applicable law. For purposes of this Appendix provision for Israel, “dispose” shall mean any sale, transfer or other disposal of the Shares by the Participant (including by means of an instruction by the Participant to such stock plan service provider as may be selected by the Company in the future) or the Trustee, including a release of such Shares from the Trustee to the Participant.
Participants transferring into Israeli after the Grant Date may be required to sell their Shares immediately upon exercise of the Option in order to comply with local tax withholding requirements.
Notifications
Securities Law Notification. An exemption from the requirement to file a prospectus with respect to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available free of charge upon request from my local human resources department.
[As discussed, the above clause should be used only after ForeScout has obtained a Section 15D exemption. We should discuss the timing to make sure an exemption is obtained before the initial offering under the 2017 plan. Also, note that the Section 15D exemption is not available for consultants. If awards will be granted to consultants, we will need to consider what exemption may apply.]
JAPAN
There are no country-specific provisions.
KOREA
Notifications
Exchange Control Notification. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares in a single transaction to repatriate the proceeds from such sale to Korea within the three years of the sale.
MALAYSIA
[Options should not be offered in Malaysia without a securities law exemption.]
Terms and Conditions
Data Privacy. The following provision replaces Section 12 of the Terms and Conditions of Stock Option Grant:
The Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data described herein and any other Plan grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary or any third parties authorized by the same in assisting in the implementation, administration and management of the Participant’s participation in the Plan.
The Participant may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, the fact and conditions of the

Participant’s participation in the Plan, details of all equity awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant also authorizes any transfer of Data, as may be required, to such stock plan service provider as may be designated by the Company, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon settlement of the Option are deposited (the “Designated Broker”). The Participant acknowledges that these recipients may be located in his or her country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to his or her country, which may not give the same level of protection to Data.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing his or her participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to such stock plan service provider or other third part with whom the Participant may elect to deposit any Shares acquired upon exercise of the Option.
The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing Darren J. Milliken, SVP, General Counsel, Corporate Secretary & Corporate Compliance Officer at 408-393-5160 or darren.milliken@forescout.com.  Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant equity awards to the Participant or administer or maintain such awards.  Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.
[Translation to be updated] Privasi Data. Peruntukan ini menggantikan Seksyen 12 [of the Terms and Conditions of Stock Option Grant]:
Peserta dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang dinyatakan di sini dan apa-apa bahan geran Pelan oleh dan antara Majikan dan Syarikat serta Ibu Syarikatnya, dan Anak-Anak Syarikatnya ataupun mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.
Sebelum ini, Peserta mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham Biasa atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan, butir-butir semua Opsyen atau apa-apa hak lain untuk saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedahnya (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan.
Peserta juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada [ ] atau pembekal perkhidmatan pelan saham sebagaimana yang ditetapkan oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa yang didepositkan dengan syer-syer yang diperolehi melalui penyelesaian Opsyen (“Broker yang Ditetapkan”). Peserta mengakui bahawa penerima-penerima ini mungkin berada di negaranya atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza dengan negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Peserta faham bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatannya. Peserta memberi kuasa kepada Syarikat, Broker yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta faham bahawa Peserta boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi Darren J. Milliken, SVP, General Counsel, Corporate Secretary & Corporate Compliance Officer at 408-393-5160 or darren.milliken@forescout.com. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dengan Majikan tidak akan terjejas; terdapat hanya satu akibat jika Peserta tidak bersetuju atau menarik balik persetujuannya iaitu bahawa Syarikat tidak akan dapat memberikan Opsyen pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatannya.
Notifications
Director Notification Obligation. If the Participant is director of a Subsidiary in Malaysia, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary in writing when the Participant receives or disposes of an interest (e.g., the Option or Shares) in the Company or any related company. Such notifications must be made within fourteen days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Terms and Conditions
Labor Law Policy and Acknowledgement. The following provision supplements Section 11 of the Terms and Conditions of Stock Option Grant:
By accepting the Option, the Participant understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s status as a Service Provider.
The Option grant the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with offices at 190 West Tasman Drive, San Jose, California 95134, USA, is solely responsible for the administration of the Plan, and participation in the Plan and the grant of the Option does not, in any way, establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly-commercial basis. Based on the foregoing, the Participant expressly acknowledges that the Plan and the benefits that the Participant may derive from participation in the Plan do not establish any rights between the Participant and the Company and do not form part of any service contract between the Participant and the Company or any Parent or Subsidiary. Further, the Participant agrees that any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment or service contract, if applicable.
Plan Document Acknowledgment. By accepting the Option, the Participant acknowledges that the he or she has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety, and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, the Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions contained in Section 11 (Acknowledgements and Agreements) of the Terms and Conditions of Stock Option Grant, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly-discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company, the Employer and any Parent or Subsidiary are not responsible for any decrease in the value of the Shares acquired upon exercise of the Option.
Finally, the Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company (or any Parent or Subsidiary) for any compensation or damages as a result of Participant’s participation in the Plan and therefore grants a full and broad release to the Company and any Parent or Subsidiary with respect to any claim that may arise under the Plan.
Spanish Translation
[Translation to be updated] Política Laboral y Reconocimiento. Las siguientes consideraciones complementan la sección 11 del [Terms and Conditions of Stock Option Grant]:
Al aceptar la Opción, el Participante está de acuerdo y reconoce que cualquier modificación del Plan o del Acuerdo de Otorgamiento de Acciones o su terminación, no constituirá un cambio o disminución de los términos y condiciones del estatus del Participante como Proveedor o Prestador de Servicios.
El otorgamiento de la Opción que la Compañía realiza bajo este Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el Plan en cualquier momento sin responsabilidad alguna.
La Compañía, con oficinas en 190 West Tasman Drive, San Jose, California 95134, E.E.U.U., es la única responsable de la administración del Plan y de la participación en el mismo, y el otorgamiento de la Opción no establece de forma alguna, una relación de trabajo entre el Participante y la Compañía, toda vez que su participación en el Plan es completamente comercial. De acuerdo a lo anterior, el Participante expresamente reconoce que el Plan y los beneficios derivados de su participación en el mismo no constituyen ni generan derecho alguno entre el Participante y la Compañía, ni tampoco formarán parte de ningún contrato de servicios entre el Participante y la Compañía o cualquier matriz o Subsidiaria. Asimismo, el Participante acuerda que cualquier modificación al Plan o a su terminación no generarán un cambio o impedimento en los términos y condiciones derivados de su contrato de servicios.
Reconocimiento del Documento del Plan. Al aceptar las Unidades de Acciones Restringidas, usted reconoce que ha recibido copias del Plan, que ha revisado las mismas al igual que la totalidad del Acuerdo de Otorgamiento de Acciones y que ha entendido y aceptado completamente todas las disposiciones contenidas en el Plan y en el Acuerdo de Otorgamiento de Acciones.
Adicionalmente, el Participante reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la sección 11 ([Acknowledgements and Agreements]) del [Terms and Conditions of Stock Option Grant], en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, cualquier matriz y/o cualquier Subsidiaria no son responsables por cualquier disminución en el valor de las Acciones adquiridas a través del ejercicio de la Opción.
Finalmente, el Participante declara que no se reserva acción o derecho alguno para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y, en consecuencia otorga el más amplio finiquito en favor de la Compañía, cualquier matriz y/o Subsidiaria con respecto a cualquier demanda que pudiera originarse en virtud de los Plan.
NEHTERLANDS
There are no country-specific provisions.
SINGAPORE
Terms and Conditions
Restrictions on Sale of Shares. The following provision supplements Section 2 of the Terms and Conditions of Stock Option Grant:
To the extent the Option vests within six months of the Grant Date, the Participant may not dispose of the Shares acquired pursuant to the exercise of the Option, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).
Notifications
Securities Law Notification. The Option is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, is exempt from the prospectus and registration requirements under the SFA and is not made with a view to the Option or the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore..
Chief Executive Officer and Director Notification Obligation. If the Participant is the Chief Executive Officer (“CEO”) or a director, associate director, or shadow director of a Singapore Subsidiary of the Company, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Subsidiary in writing when the Participant receives an interest (e.g., the Option or Shares) in the Company or any related company. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Participant’s interests in the Company or any related company within two business days of becoming the CEO or a director.
SPAIN
Terms and Conditions
Nature of Grant. This provision supplements Section 11 of the Terms and Conditions of Stock Option:
By accepting the Option, the Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.
The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant options under the Plan to individuals who may be Service Providers of the Company or of a Parent or Subsidiary throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Parent or Subsidiary other than as expressly set forth in the Agreement. Consequently, the Participant understands that the Option is granted on the assumption and condition that the Option and any Shares issued upon exercise of the Option are not a part of any employment or service contract (either with the Company or with any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.
Further, the Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Plan or the Agreement, the Option will be cancelled without entitlement to any Shares underlying the Option if the Participant’s status as a Service Provider is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when the Participant’s status as a Service Provider has terminated for purposes of the Option.
In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Option shall be null and void.
Notifications
Securities Law Information. The Option described in the Agreement does not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Option. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
UNITED KINGDOM
Terms and Conditions
Joint Election for Transfer of Liability for Employer National Insurance Contributions. If the Participant is a tax resident in the United Kingdom, the Option is conditional upon the Participant’s agreement to accept liability for any secondary Class 1 national insurance contributions which may be payable by the Employer in connection with any event giving rise to tax liability in relation to the Option (“Employer NICs”). The Employer NICs may be collected by the Company or the Employer using any of the methods described in Section 8 of the Terms and Conditions of Stock Option Grant. Without prejudice to the foregoing, the Participant agrees to enter into a joint election with the Company or the Employer (a “Joint Election”), the form of such Joint Election being formally approved by Her Majesty’s Revenue and Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer NICs to the Participant. The Participant further agrees to enter into such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Participant’s Joint Election. If the Participant does not enter into the Joint Election prior to exercising the Option, or if approval of the Joint Election is withdrawn by HMRC and a new Joint Election is not entered into, the Participant’s Option shall become null and void without any liability to the Company or its Subsidiaries. The Participant must enter into the Joint Election attached to this Appendix, concurrent with the execution or electronic acceptance of the Agreement, or at such subsequent time as may be designated by the Company.
Tax Withholding. The following provision supplements Section 8 of the Terms and Conditions of Stock Option Grant:
If payment or withholding of any income tax liability arising in connection with the Participant’s participation in the Plan is not made within 90 days after the end of the U.K. tax year in which the relevant taxable or tax withholding event occurs, or such other period specified in Section 222(1)(c) of the ITEPA 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at then-current Official Rate of HMRC, that it will be immediately due and repayable by the Participant, and that the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Terms and Conditions of Stock Option Grant.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant will not be eligible for such a loan to cover the income tax due as described above. In the event that the Participant is a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected tax may constitute a benefit to the Participant on which additional income tax and NICs may be payable. The Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover from the Participant by any of the means referred to in Section 8 of the Terms and Conditions of Stock Option Grant.

Important Note on the Election to Transfer Employer NICs
If you are liable for National Insurance contributions (“NICs”) in the UK in connection with your participation in the ForeScout Technologies, Inc. 2017 Equity Incentive Plan, as amended, you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan.
By entering into the Election:

•	you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;

•
you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient Shares acquired pursuant to your awards; and

•
you acknowledge that even if you have where indicated your acceptance of this Election electronically, the Company or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.

Please read the Election carefully.
Please print and keep a copy of the Election for your records.

Joint Election for Transfer of Liability for
Employer National Insurance Contributions to Participant
Election to Transfer the Employer’s National Insurance Liability to the Participant

This Election is between:

A.
The individual who has obtained authorised access to this Election (the “Participant”), who is employed by a UK company listed in the attached Schedule (the “Employer”) and who is eligible to receive Stock Options (“Awards”) pursuant to the ForeScout Technologies, Inc. 2017 Equity Incentive Plan, as amended (the “Plan”), and

B.    ForeScout Technologies, Inc., with its registered office at 190 West Tasman Drive, San Jose, California, U.S.A. (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.

1.	Introduction

1.1	This Election relates to all Awards granted to the Participant under the Plan up to the termination date of the Plan.

1.2	In this Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means, in relation to the Awards:

(i)	the acquisition of securities pursuant to the Awards (within section 477(3)(a) of ITEPA 2003);

(ii)	the assignment (if applicable) or release of the Awards in return for consideration (within section 477(3)(b) of ITEPA 2003);

(iii)	the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA 2003);

(iv)	post-acquisition charges relating to the Awards and/or shares acquired pursuant to the Awards (within section 427 of ITEPA 2003); and/or

(v)	post-acquisition charges relating to the Awards and/or shares acquired pursuant to the Awards (within section 439 of ITEPA 2003).

(b)	“ITEPA 2003” means the Income Tax (Earnings and Pensions) Act 2003.

(c)	“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3
This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA 2003 (employment income: securities with artificially depressed market value).

2.	The Election
The Participant and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Participant. The Participant understands that, by electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.	Payment of the Employer’s Liability

3.1	The Participant hereby authorizes the Company and/or the Employer to collect the Employer’s Liability from the Participant at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Participant at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Participant by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Participant, for the sale of some of the securities which the Participant is entitled to receive in respect of the Awards; and/or

(iv)	by any other means specified in the applicable award agreement.

3.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities related to the Awards to the Participant until full payment of the Employer’s Liability is received.

3.3
The Company agrees to procure the remittance by the Employer of the Employer’s Liability to Her Majesty’s Revenue & Customs on behalf of the Participant within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

4.	Duration of Election

4.1
The Participant and the Company agree to be bound by the terms of this Election regardless of whether the Participant is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2
Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA 2003 applies.

4.3	This Election will continue in effect until the earliest of the following:

(i)	the Participant and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Participant terminating its effect;

(iii)	on the date Her Majesty’s Revenue & Customs withdraws approval of this Election; or

(iv)
after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

4.4	This Election will continue in force regardless of whether the Participant ceases to be an employee of the Employer.

Acceptance by the Employee
The Participant acknowledges that, by completing the electronic acceptance requirements, the Participant agrees to be bound by the terms of this Election.

Acceptance by the Company

The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on behalf of the Company

Position	Director & SVP, General Counsel, Corporate
Secretary & Corporate Compliance Officer

Schedule of Employer Companies
The employing company to which this Election relates is:

Name	ForeScout Technologies UK Limited
Registered Office:	5 New Street Square, London, EC4A 3TW
Company Registration Number:	5814460
Corporation Tax Reference:	680 33966 29208
PAYE Reference:	951/VZ91938

EXHIBIT C
FORESCOUT TECHNOLOGIES, INC.
2017 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
ForeScout Technologies, Inc.
190 West Tasman Drive
San Jose, CA 95134, U.S.A.
Attention: Stock Administration

Purchaser Name:
Grant Date of Stock Option (the “Option”):
Exercise Date:
Number of Shares Exercised:
Per Share Exercise Price:
Total Exercise Price:
Exercise Price Payment Method:
Tax Obligations Payment Method:

The information in the table above is incorporated in this Exercise Notice.
1.Exercise of Option. Effective as the Exercise Date, I elect to purchase the Number of Shares Exercised (“Exercised Shares”) under the Stock Option Grant Agreement for the Option (the “Agreement”) for the Total Exercise Price. Capitalized terms used but not defined in this Exercise Notice have the meanings given to them in the 2017 Equity Incentive Plan (the “Plan”) and/or the Agreement.
2.Delivery of Payment. With this Exercise Notice, I am delivering the Total Exercise Price and any required Tax Obligations to be paid in connection with purchase of the Exercised Shares. I am paying my total purchase price by the Exercise Price Payment Method and the Tax Obligations by the Tax Obligations Payment Method.
3.Representations of Purchaser. I acknowledge that:
(a)I have received, read, and understood the Plan and the Agreement and agree to be bound by their terms and conditions.

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(b)The exercise will not be completed until this Exercise Notice, Total Exercise Price, and all Tax-Related Payments are received by the Company.
(c)I have no rights as a stockholder of the Company (including the right to vote and receive dividends and distributions) on the Exercised Shares until the Exercised Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.
(d)No adjustment will be made for a dividend or other right for which the record date is before the date of issuance, except for adjustments under Section 13 of the Plan.
(e)There may be adverse tax consequences to exercising the Option, and I am not relying on the Company for tax advice and have had an opportunity to obtain the advice of personal tax, legal, and financial advisers prior to exercising.
(f)The modification and choice of law provisions of the Agreement also govern this Exercise Notice.
4.Entire Agreement; Governing Law. The Plan and the Agreement are incorporated by reference. This Exercise Notice, the Plan, and the Agreement are the entire agreement of the parties with respect to the Options and this exercise and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to their subject matter.
Submitted by:
PURCHASER

Signature

Address:

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